UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Empire State Realty Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2014

Dear Stockholder:

You are invited to attend the annual meeting of Class A and Class B common stockholders of Empire State Realty Trust, Inc., which will be held on Wednesday, June 11, 2014, at 9:00 a.m., local (Eastern) time, at The Roosevelt Hotel, 45 East 45th Street, Second Floor, New York, New York 10017.

Please refer to the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Stockholders Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Anthony E. Malkin

Chairman, Chief Executive Officer and President

One Grand Central Place    60 East 42nd Street    New York, NY 10165    T (212) 687-8700    F (212) 986-7679

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

Empire State Realty Trust, Inc.’s Class A and Class B common stockholders of record on the close of business on April 14, 2014, the record date for the 2014 Annual Stockholders Meeting, may authorize their proxies by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by internet, please call MacKenzie Partners, Inc., the firm assisting Empire State Realty Trust, Inc. with the solicitation of proxies, toll-free at (800) 322-2885 or at (212) 929-5500 (call collect).

April 25, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2014

The 2014 annual meeting of stockholders of Empire State Realty Trust, Inc., a Maryland corporation, will be held on Wednesday, June 11, 2014 at 9:00 a.m., local (Eastern) time, at The Roosevelt Hotel, 45 East 45th Street, Second Floor, New York, New York 10017. At the Annual Stockholders Meeting, Class A and Class B common stockholders will be asked to consider and vote upon the following proposals:

(1)	a proposal to elect the seven director nominees named in the enclosed Proxy Statement to serve on our Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

(3)	a proposal to approve, on a non-binding, advisory basis, whether the advisory vote on named executive compensation should occur every one, two or three years; and

(4)	a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In addition, stockholders may be asked to consider and act upon any other matters that may properly be brought before the Annual Stockholders Meeting or at any adjournments or postponements thereof. Any action may be taken on the foregoing matters at the Annual Stockholders Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Stockholders Meeting may be adjourned, or to which the Annual Stockholders Meeting may be postponed.

Our Board of Directors has fixed the close of business on April 14, 2014, as the record date for determining the Class A and Class B common stockholders entitled to notice of, and to vote at, the Annual Stockholders Meeting, and at any adjournments or postponements thereof. Only holders of record of our Class A common stock and Class B common stock at the close of business on that date will be entitled to notice of, to vote at and to attend, the Annual Stockholders Meeting and any adjournments or postponements thereof.

If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the Proxy Statement. If you received a copy of the Proxy Card by mail, you may sign, date and promptly mail the proxy card in the postage-paid envelope provided.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

By Order of our Board of Directors,

Thomas N. Keltner, Jr. Secretary

One Grand Central Place    60 East 42nd Street    New York, NY 10165    T (212) 687-8700    F (212) 986-7679

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 11, 2014.

This Proxy Statement and our 2013 Annual Report to Stockholders are available at

www.proxyvote.com

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April 25, 2014

PROXY STATEMENT

We are sending this Proxy Statement and the enclosed Proxy Card to our Class A and Class B common stockholders on or about April 30, 2014, in connection with the solicitation of proxies by the Board of Directors of Empire State Realty Trust, Inc., a Maryland corporation, for use at the 2014 annual meeting of stockholders to be held on Wednesday, June 11, 2014, at 9:00 a.m., local (Eastern) time, at The Roosevelt Hotel, 45 East 45th Street, Second Floor, New York, New York 10017 or at any postponement or adjournment of the meeting. References in this proxy statement to (i) “we,” “us,” “our,” “ours,” and the “company” refer to Empire State Realty Trust, Inc. and its consolidated subsidiaries and (ii) “stockholders” refers to holders of our Class A common stock and Class B common stock, unless the context otherwise requires.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL STOCKHOLDERS MEETING

Who is entitled to vote at the meeting?

Holders of record of our Class A common stock and Class B common stock at the close of business on April 14, 2014, which is referred to in this Proxy Statement as the “record date,” are entitled to attend and vote their shares at the Annual Stockholders Meeting. Class B common stock is subject to automatic conversion into Class A common stock upon the transfer other than to a qualified transferee of operating partnership units by a holder thereof (or his/her/its qualified transferee). We may request verification from holders of Class B common stock of their (or their qualified transferee’s) continued ownership of operating partnership units in connection with the counting of votes associated with Class B common stock.

Who may attend the meeting?

You are entitled to attend the Annual Stockholders Meeting only if you were a stockholder of record of shares of Class A common stock or Class B common stock of Empire State Realty Trust, Inc. at the close of business on the record date, or you hold a valid proxy for the meeting. In order to be admitted to the Annual Stockholders Meeting, you must present valid government-issued photo identification (such as a driver’s license or passport) and proof of ownership of shares of our common stock on the record date. Proof of ownership can be accomplished through the following:

•	a brokerage statement or letter from your broker or custodian with respect to your ownership of shares of our common stock on the record date;
•	the Notice of Internet Availability of Proxy Materials;
•	a printout of the proxy distribution email (if you receive your materials electronically);
•	a proxy card;
•	a voting instruction form; or
•	a “legal proxy” provided by your broker or custodian.

We reserve the right to determine the validity of any purported proof of beneficial ownership. For the safety and security of our stockholders, we will be unable to admit you to the Annual Stockholders

Meeting if you do not present photo identification and proof of ownership of shares of our common stock or if you otherwise refuse to comply with our security procedures. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Under rules adopted by the Securities and Exchange Commission, or the SEC, we may furnish proxy materials to our stockholders primarily over the Internet, instead of mailing a printed copy. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Stockholders Meeting and help to conserve natural resources. On or about April 30, 2014, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice of Availability) containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and instructions on how to vote on the Internet, in person or by mail. The Notice of Availability also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a Notice of Availability by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the Notice or Proxy Card. The Proxy Statement and our Annual Report are available at www.proxyvote.com.

What is the purpose of the meeting?

At the Annual Stockholders Meeting, you will be asked to vote on the following:

•	Proposal 1: to elect the seven director nominees named in this Proxy Statement to serve on our Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation of our named executive officers;
•	Proposal 3: to approve, on a non-binding, advisory basis, whether the advisory vote on named executive compensation should occur every one, two or three years; and
•	Proposal 4: to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

You may also be asked to consider and act upon any other matters that may properly be brought before the Annual Stockholders Meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of Class A and Class B common stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Stockholders Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to fifty votes per share. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at the Annual Stockholders Meeting, and their votes are counted and totaled together. As of April 14, 2014, 94,495,247 shares of Class A common stock totaling 94,495,247 votes entitled to be cast and, to our knowledge, 1,122,130 shares of Class B common stock totaling 56,106,500 shares entitled to be cast were outstanding, and which aggregate to 150,601,747 total votes entitled to be cast. Class A and Class B common stockholders do not have the right to cumulative voting for the election of directors or otherwise.

What vote is needed to approve each proposal?

The affirmative vote of a plurality of all the votes cast at the Annual Stockholders Meeting at which a quorum is present is necessary for election of the nominees for the directors named in this Proxy Statement. In addition, our Policy on Majority Voting sets forth our procedures if a nominee is elected but receives a greater number of “against” votes than votes “for” in an uncontested election. See “Corporate Governance Matters – Policy on Majority Voting.” A majority of all the votes cast at the Annual Stockholders Meeting at which a quorum is present is necessary for: (i) approval, on a non-binding, advisory basis, of the compensation to our named executive officers; (ii) approval, on a non-binding, advisory basis, of whether the advisory vote on named executive officer compensation should occur every one, two or three years; and (iii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the Annual Stockholders Meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on Proposals 1 through 4 or any other matter that may properly be brought before the Annual Stockholder Meeting or at any adjournment or postponement thereof, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Stockholders Meeting. There will not be any broker non-votes with respect to Proposal 4, because Proposal 4 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under the New York Stock Exchange, Inc. (“NYSE”) rules to vote your shares on Proposal 4, even if the broker does not receive voting instructions from you. However, under the NYSE rules, your broker does not have discretionary authority to vote on Proposals 1 through 3 or any other matter that may properly be brought before the Annual Stockholder Meeting or at any adjournment or postponement thereof without instructions from you, in which case a broker “non-vote” will occur and your shares of common stock will not be voted on these matters at the Annual Stockholders Meeting. None of the proposals, if approved, entitle any of our stockholders to appraisal rights under Maryland law or our charter.

How do I vote?

Voting in Person at the Meeting.    If you are a Class A or Class B common stockholder of record and attend the Annual Stockholders Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•

Vote by Internet.    You may vote via the Internet by following the instructions provided in the Notice of Availability or, if you received printed materials, on your Proxy Card. The website for Internet voting is printed on the Notice of Availability and also on your Proxy Card. Please have your Notice of Availability or Proxy Card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 10, 2014.

You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your Proxy Card.

•	Vote by Telephone. You also have the option to vote by telephone by calling the toll-free number listed on your Notice of Availability and/or proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on June 10, 2014. When you call, please have your Notice of Availability and/or proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
•	Vote by Mail. If you received printed materials, and would like to vote by mail, then please mark, sign and date your Proxy Card and return it promptly in the postage-paid envelope provided. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice of Availability.

Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Please see the Notice of Availability and/or proxy card for further instructions on how to submit your vote. If you have any questions regarding how to authorize your proxy by telephone or by Internet, please call MacKenzie Partners, Inc., the firm assisting us with the solicitation of proxies, toll-free at (800) 322-2885 or at (212) 929-5500 (call collect).

May I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;
•	properly executing and forwarding to us a proxy with a later date; or
•	appearing in person and voting by ballot at the Annual Stockholders Meeting.

If you attend the Annual Stockholders Meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the Annual Stockholders Meeting will not constitute revocation of a previously given proxy.

How does the Board recommend that I vote on each of the proposals?

Our Board of Directors recommends that you vote:

•	FOR Proposal 1: the election of the seven director nominees named in the enclosed Proxy Statement to serve on our Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;
•	FOR Proposal 2: the approval, on an advisory basis, of the compensation of our named executive officers;
•	FOR Proposal 3: the approval, on an advisory basis, that stockholders vote on our named executive officer compensation every year; and
•	FOR Proposal 4: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

How is my vote counted?

If you properly execute a proxy, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares in person, electronically through the Internet or by telephone, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the shares of common stock will be voted FOR: (i) election of the director nominees named in this Proxy Statement; (ii) approval, on a non-binding, advisory basis, of our named executive officer compensation; (iii) annual approval, on a non-binding basis, of the advisory vote on our named executive officer compensation; (iv) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and (v) as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Stockholders Meeting.

What other information should I review before voting?

For your review, we make available free of charge through our website at www.empirestaterealtytrust.com under the headings “Investors/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our and our Operating Partnership’s Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2013 nor the 2013 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

How do I change how I receive proxy materials in the future?

Instead of receiving a Notice of Availability in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice Availability in the mail. If you received a paper copy of the proxy materials or the Notice of Availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to Empire State Realty Trust, Inc, One Grand Central Place, 60 East 42nd Street, New York, New York 10165, Attention: Investor Relations, by sending a blank e-mail with the 12-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at www.proxyvote.com, or by telephone at (212) 850-2678. Your election will remain in effect until you change it.

What should I do if I received more than one Notice of Availability?

There are circumstances under which you may receive more than one Notice of Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Availability. Please authorize your proxy in accordance with the instructions of each Notice of Availability separately, since each one represents different shares that you own.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	changes in our industry and changes in the real estate markets in particular, either nationally or in Manhattan or the greater New York metropolitan area;
•	resolution of litigation involving the company;
•	reduced demand for office or retail space;
•	general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units;
•	changes in our business strategy;
•	defaults on, early terminations of or non-renewal of leases by tenants;
•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;
•	fluctuations in interest rates and increased operating costs;
•	declining real estate valuations and impairment charges;
•	availability, terms and deployment of capital;
•	our failure to obtain necessary outside financing;
•	our expected leverage;
•	decreased rental rates or increased vacancy rates;
•	our failure to generate sufficient cash flows to service our outstanding indebtedness;
•	our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs;
•	difficulties in identifying properties to acquire and completing acquisitions, including potentially the option properties;
•	risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including the cost of construction delays and cost overruns;
•	our failure to operate properties and operations successfully;

•	our projected operating results;
•	our ability to manage our growth effectively;
•	estimates relating to our ability to make distributions to our stockholders in the future;
•	impact of changes in governmental regulations, tax law and rates and similar matters;
•	our failure to qualify as a real estate investment trust, or REIT;
•	a future terrorist event in the U.S.;
•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;
•	lack or insufficient amounts of insurance;
•	financial market fluctuations;
•	availability of and our ability to attract and retain qualified personnel;
•	conflicts of interest with our senior management team;
•	our understanding of our competition;
•	changes in real estate and zoning laws and increases in real property tax rates;
•	our ability to comply with the laws, rules and regulations applicable to companies and, in particular, public companies; and
•	other factors discussed under “Item 1A, Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013 and those factors that may be contained in any filing we make with the SEC, including Part II, Item 1A of our Quarterly Reports on Form 10-Q.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this Proxy Statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members each serving for a term of one year and until their successors are duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the entire Board of Directors may at any time increase or decrease the number of directors. However, unless our charter and bylaws are amended, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, or the MGCL, nor more than 15. Peter L. Malkin, our Chairman Emeritus, may attend meetings of our Board of Directors, but will not have board member voting status.

At the Annual Stockholders Meeting, all of the directors will be elected to serve until the 2015 annual stockholders meeting and until their successors are duly elected and qualified. Our Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Anthony E. Malkin, William H. Berkman, Alice M. Connell, Thomas J. DeRosa, Steven J. Gilbert, S. Michael Giliberto, and Lawrence E. Golub to serve as directors. Our Board of Directors anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Board of Directors may select.

The election of each nominee requires the affirmative vote of a plurality of all the votes cast at the Annual Stockholders Meeting at which a quorum is present in person or by proxy. In addition, our Policy on Majority Voting sets forth our procedures if a nominee is elected but receives a greater number of “against” votes than votes “for” in an uncontested election. See “Corporate Governance Matters – Policy on Majority Voting.”

We believe that each of our directors, including the director nominees, have the specific experience, qualifications, attributes, or skills necessary to serve as effective directors on our Board of Directors. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership to our Board of Directors, is set forth under the heading “Corporate Governance Matters – Identification of Director Candidates.”

Our Board of Directors unanimously recommends a vote “FOR” each nominee as a director.

Information Regarding the Nominees

The following table and biographical descriptions sets forth certain information with respect to each nominee for election as a director at the Annual Stockholders Meeting. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director.

Name	Age	Position
Anthony E. Malkin	51	Chairman of our Board of Directors, Chief Executive Officer and President
William H. Berkman	49	Director
Alice M. Connell	67	Director
Thomas J. DeRosa	56	Director
Steven J. Gilbert	67	Director
S. Michael Giliberto	63	Director
Lawrence E. Golub	54	Director

Anthony E. Malkin, a director since November 2011, is our Chairman, Chief Executive Officer and President. Mr. Malkin oversees all acquisitions, capital markets activities, leasing and corporate strategy. Mr. Malkin was President of Malkin Holdings LLC, one of our predecessor entities, which he joined in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, Jones Lang LaSalle, and Rocky Mountain Institute in a groundbreaking project at the Empire State Building (www.esbsustainability.com). Mr. Malkin has guest lectured on real estate at the McIntire School of Commerce at the University of Virginia, the Graduate School of Design at Harvard University, and the Business School at Harvard University. Mr. Malkin is a member of the Urban Land Institute, the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, and the Board of Governors of the Real Estate Board of New York, a Senior Advisor to RRE Ventures, member of the Committee Encouraging Corporate Philanthropy, member of the Advisory Board of MissionPoint Capital Partners, member of the Advisory Council of the National Resource Defense Council’s Center for Market Innovation and member of the Advisory Council of the Harvard Stem Cell Institute. Mr. Malkin received a bachelor’s degree cum laude from Harvard College. Mr. Malkin was selected to serve as the Chairman of our Board of Directors based on his real estate experience, his network of industry relationships and his comprehensive knowledge of our business as the president of our predecessor.

William H. Berkman, a director since October 2013, is currently the Managing Partner of Associated Partners, L.P. and Liberty Associated Partners, L.P., both of which are private investment funds with controlling interests in wireless communications infrastructure companies, AP Wireless Infrastructure Services, LLC, PEG Bandwidth, LLC and AP Towers, LLC, and has served in these capacities since 2007 and 2001, respectively. Mr. Berkman also serves on the board of directors of Associated Partners GP Limited, the general partner of Associated Partners, L.P. He served as the Chairman of the board of directors of CURRENT Group, LLC, a commercial fully-integrated broadband over power line (BPL) communications solutions provider, until 2011. Mr. Berkman held various executive positions at Associated Group, Inc., a public company that owned and operated various communications businesses, from 1994 to 2000, until it was sold. Formerly, Mr. Berkman was the co-founder of Teligent, Inc., a wireless broadband company, of which he was a Director until 2000. Mr. Berkman also co-founded Mobilcom, S.A. de C.V., a Mexican wireless operator subsequently sold to Nextel. Mr. Berkman has served on a variety of public company boards, including the board of directors of IAC/InterActive Corp. (NASDAQ: IACI), an internet company, for which he served as a director from 2006 until 2008. In addition, Mr. Berkman holds patents for a variety of communications systems and components. Mr. Berkman received a bachelor’s degree from Harvard College. Mr. Berkman was selected to serve as a member of our Board of Directors because of his experience as an investor and as a director of publicly traded companies.

Alice M. Connell, a director since October 2013, is currently Managing Principal for Bay Hollow Associates, LLC, a commercial real estate consulting firm founded in late 2009, whose services are primarily targeted to both institutional investors and private owners. Prior to co-founding Bay Hollow, Ms. Connell was the President and Chief Executive Officer of AM Connell Associates LLC, a commercial real estate advisory firm established in 2007. She held a series of senior positions with TIAA-CREF from 1970 to December 2006, most recently as Managing Director, Head of Portfolio Strategy and Management for both the Commercial Mortgage and Private Equity Real Estate Fund portfolios. Since 2009 through April 2014, Ms. Connell has served as a member of the board of directors of Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), a commercial real estate finance company. Ms. Connell was elected Trustee of the Urban Land Institute (ULI) three times, most recently in May 2009, and serves as a member of its Audit Committee and its Urban Development-Mixed Use Council. Ms. Connell is also the Founder and former Chair of ULI New York’s District Council, and she is currently a board member or member of the advisory committee of several real estate industry organizations, including the Real Estate Advisory Committee of the New York Common Retirement Fund since June 2007, the Investment Committee of QS REP since 2009, the Advisory Committees of both Parmenter Realty Partners and Park Madison Partners since 2009 and 2008, respectively, and CBRE Global Investors’ Americas Investment Committee, as an independent member, since 2013. In November 2009, Ms. Connell joined the board of directors of RREEF America III as an independent director. From 2004 to 2007, she was a member of the Executive Committee of the Zell-Lurie Real Estate Center of the Wharton School at the University of Pennsylvania. In 2003, she was honored by Women Executives in Real Estate (WX) as their Real Estate Woman of the Year; she also served on WX’s board of directors from 2004 to 2006. Ms. Connell received a bachelor’s degree magna cum laude from St. Bonaventure University and a master’s degree from New York University. Ms. Connell was selected to serve as a member of our Board of Directors because of her experience with, and strong record of success investing in, real estate-related assets, and her experience as a director of public NYSE listed companies, including real estate investment trusts.

Thomas J. DeRosa, a director since October 2013, is currently Chief Executive Officer and a member of the of the board of directors of Health Care REIT, Inc. (NYSE: HCN), a real estate investment trust that invests in senior living and health care real estate. Previously, he served as the Vice Chairman and Chief Financial Officer of the Rouse Company, a leading owner, operator and developer of commercial real estate and master planned residential communities, from September 2002 until November 2004 when it was merged with General Growth Properties, Inc. (NYSE: GGP). Prior to joining the Rouse Company, Mr. DeRosa spent over 20 years in investment banking. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank AG (NYSE: DB), including Global Co-Head of the Health Care Investment Banking Group, and at Alex Brown & Sons, including Managing Director of the Real Estate Investment Banking Group. Since 2010, Mr. DeRosa has served as a member of the board of directors of CBL & Associates Properties, Inc. (NYSE: CBL), a real estate investment trust that invests in mall properties. Mr. DeRosa also served as a member of the board of directors of Dover Corporation (NYSE: DOV), a manufacturer and service provider for a broad range of specialized products and components, from 2007 to 2010. Mr. DeRosa is also a member of the board of directors of Value Retail PLC, a U.K.-based owner, operator and developer of luxury outlet shopping villages in Europe. Mr. DeRosa served on the board of directors of Georgetown University from 2007 to 2013. Mr. DeRosa received a bachelor’s degree from Georgetown University and an M.B.A. from Columbia University. Mr. DeRosa was selected to serve as a member of our Board of Directors because of his extensive experience as a senior executive and director of public NYSE listed companies, including real estate investment trusts.

Steven J. Gilbert, a director since October 2013, has over 40 years of experience in private equity investing, investment banking and law, and he has invested in and managed numerous companies during his career. Mr. Gilbert has served as Chairman of the board of directors of Gilbert Global Equity Partners, L.P., a private equity fund since 1998, as Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm since 2005, as Co-Chairman of Birch Grove Capital, a credit hedge fund since 2013, and as a Director of Waterpik, Inc., a manufacturer of personal and oral healthcare products since 2013. Mr. Gilbert also is a Director and member of the Nominating and Corporate Governance Committee of MBIA, Inc. (NYSE: MBI), a provider of financial guarantee insurance, fixed-income asset management and other specialized financial services since 2011, the Lead Independent Director and a member of the Audit Committee and Nominating and Corporate Governance Committee of TRI Pointe Homes, Inc. (NYSE: TPH), a single family home builder since 2013, and Chairman of CPM Holdings, Inc. (HKG: 0906), a manufacturer of process equipment used for oilseed and animal feed production. He was previously Vice Chairman of Stone Tower Capital, a leading independent investment manager, from 2010 to 2012 and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Within the past five years, Mr. Gilbert has served as Chairman of the board of directors of DURA Automotive Systems, Inc., an independent designer and manufacturer of driver control systems, and True Temper Sports, Inc., a manufacturer of golf shafts and precision sports equipment, and as Director of Olympus Re, a reinsurance company, as well as several privately held companies. Mr. Gilbert is a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, a Trustee of the New York University Langone Medical Center, and a Director of the Lauder Institute at the University of Pennsylvania. Mr. Gilbert received a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania, a law degree from the Harvard Law School, and an M.B.A. from Harvard Business School. Mr. Gilbert was selected to serve as a member of our Board of Directors based on his extensive experience leading companies in the financial services industry and serving as a director of public NYSE listed companies.

S. Michael Giliberto, a director since October 2013, currently consults with investment management firms and has produced the Giliberto-Levy Commercial Mortgage Performance Index, an index that measures the investment performance of institutional-grade commercial mortgage whole loans, since 1993. He is an independent director of The Hunt Companies, a private real estate owner-operator, and serves as chair of the Audit Committee. He previously served as Director of Portfolio Strategy and Senior Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2010, and before that, he served as the head of Real Estate Research at J.P. Morgan Investment Management from 1996 to 2002. Prior to joining J.P. Morgan, Mr. Giliberto worked at Lehman Brothers, Inc. in the Fixed-Income Research department from 1993 to 1996 and at Salomon Brothers Inc. in the Real Estate Research department from 1989 to 1992. Before his career in the financial services industry, Mr. Giliberto was a professor in the Real Estate and Urban Land Economics Department at Southern Methodist University in Dallas, Texas. Mr. Giliberto has authored multiple publications about real estate investment, performance, asset allocation and capital markets, and he has been an Adjunct Professor at Columbia University’s Graduate School of Business since 2008. In the past, he has served on the Real Estate Information Standards Board, and he was a Director of the Pension Real Estate Association, where he served as Treasurer and Chairman and was awarded the 1996 Graaskamp Award for research excellence. Mr. Giliberto received a bachelor’s degree from Harvard College, a masters degree in business economics from the University of Hartford, a Ph.D in finance from the University of Washington, and holds the Counselor of Real Estate designation and is a Fellow of the Royal Institution of Chartered Surveyors. Mr. Giliberto was selected to serve as a member of our Board of Directors based on his extensive experience in real estate investment and finance.

Lawrence E. Golub, a director since October 2013, is currently Chief Executive Officer of Golub Capital, a credit asset manager that he founded in 1994, where he serves on the investment committee for each of the firm’s credit strategies and, with David Golub, is responsible for the overall management of the firm. Mr. Golub also serves as Chairman of the board of directors of Golub Capital BDC, Inc. (NASDAQ: GBDC), a business development company that makes debt and minority equity investments in middle-market companies, and has served in this capacity since 2009. Mr. Golub previously was a Managing Director at Bankers Trust Company and a Managing Director of Wasserstein Perella Co., Inc., where he established that firm’s capital markets group and debt restructuring practice. Prior to those positions, he started his career at Allen & Company Incorporated, where he engaged in private equity, leveraged finance and mergers and acquisitions. Mr. Golub is active in charitable and civic organizations. He is one of three private members of the Financial Control Board of the State of New York, President of the Harvard University J.D./M.B.A. Alumni Association, and a member of the Harvard University Committee on University Resources and a member of the Harvard NeuroDiscovery Advisory Council. Mr. Golub and his family actively support medical research to advance treatments for Parkinson’s Disease at several leading institutions. Mr. Golub was a White House Fellow and served fifteen years as Treasurer of the White House Fellows Foundation. He was chairman of Mosholu Preservation Corporation, a non-profit developer and manager of low income housing in the Bronx. He served for fifteen years as a trustee of Montefiore Medical Center, the university hospital of the Albert Einstein Medical School. He also served for six years as a trustee of Horace Mann School and for five years on the Harvard University Committee for Science and Engineering. Mr. Golub received a bachelor’s degree from Harvard College, an M.B.A. from Harvard Business School, where he was selected as a Baker Scholar, and a law degree from Harvard Law School, where he served as an editor of the Harvard Law Review. Mr. Golub was selected to serve as a member of our Board of Directors based on his experience in the financial services industry and as a director of a public listed company.

Our Chairman Emeritus and Our Executive Officers

Name	Age	Position
Peter L. Malkin	80	Chairman Emeritus
David A. Karp	54	Executive Vice President, Chief Financial Officer and Treasurer
Thomas P. Durels	52	Executive Vice President and Chief of Property Operations and Leasing
Thomas N. Keltner, Jr.	67	Executive Vice President, General Counsel and Secretary

Peter L. Malkin is our Chairman Emeritus. Peter L. Malkin joined his father-in-law and Malkin Holdings LLC’s co-founder, Lawrence A. Wien, as a principal of Malkin Holdings LLC in 1958, and was responsible for the syndication and supervision of property acquisition transactions completed by Malkin Holdings LLC. Peter L. Malkin is the founding chairman and currently a director of the Grand Central Partnership, The 34th Street Partnership and The Fashion Center Business Improvement District, each of which is a not-for-profit organization that provides supplemental public safety, sanitation and capital improvement services to a designated area in midtown Manhattan. Peter L. Malkin is also Co-Chairman of the Emeritus Board of Directors of Lincoln Center for the Performing Arts, Inc. (having been the longest serving board member of that institution), Chairman of the Dean’s Council of the John F. Kennedy School of Government at Harvard University, Co-Chair Emeritus of The Real Estate Council of the Metropolitan Museum of New York, founder and Honorary Co-Chair of the Committee Encouraging Corporate Philanthropy, a Director Emeritus of U.S. Trust Corporation, a member of the Global Wealth Management Advisory Committee of Bank of America, a member of the Advisory Committee of the Greenwich Japanese School, a partner in the New York City Partnership and Chamber of Commerce and a director of the Realty Foundation of New York. Peter L. Malkin received a bachelor’s degree summa cum laude, Phi Beta Kappa, from Harvard College and a law degree magna cum laude from Harvard Law School.

David A. Karp is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Karp joined our predecessor in November 2011 and is responsible for our activities relating to finance, capital markets, investor relations and administration. Prior to joining our predecessor, from February 2006 to February 2011, Mr. Karp served as Managing Director and Chief Financial Officer, and from February 2009 to February 2011, he served as Chief Operating Officer of Forum Partners Investment Management, a global real estate private equity firm, where he was responsible for both firm-level and fund-level financial management and strategy, including risk management, treasury, foreign exchange and interest rate hedging, budgeting and debt financing. From January 1996 to August 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust (NASDAQ: FLCN), a publicly-traded real estate investment trust and its predecessor. Mr. Karp received a bachelor’s degree summa cum laude in Economics, Phi Beta Kappa, from the University of California, Berkeley and an M.B.A. in Finance and Real Estate from the Wharton School at the University of Pennsylvania.

Thomas P. Durels is our Executive Vice President and Chief of Property Operations and Leasing. Mr. Durels joined our predecessor in 1990 and is responsible for our real estate activities, including property redevelopment, repositioning, leasing, management and construction. Mr. Durels also supervises our acquisition staff and oversees the development of Metro Tower. Prior to joining our predecessor, from February 1984 to April 1990, he served as Assistant Vice President- Engineering and Construction at Helmsley Spear, Inc., where Mr. Durels was responsible for construction and engineering of office, hotel, residential and retail properties, and he was also a licensed real estate salesperson, specializing in the sale of investment properties. Mr. Durels is a member of the Real Estate Board of New York, the Urban Land Institute and the Young Men’s and Women’s Real Estate Association, for which he served as Treasurer in 2003. Mr. Durels received a bachelor’s degree in Mechanical Engineering from Lehigh University.

Thomas N. Keltner, Jr. is our Executive Vice President, General Counsel and Secretary. Mr. Keltner joined our predecessor in 1978 and became its general counsel in 1997, and is responsible for leading a legal staff that provides and coordinates legal services in our transaction, compliance, and litigation matters. Mr. Keltner has served as a chair and/or member of bar association committees on both real estate and business entities, and he is a member of the Real Estate Board of New York and the New York Advisory Board of the Stewart Title Insurance Company. From 1974 to 1975, he served as law clerk to Judge Alfred P. Murrah, U.S. Court of Appeals (10th Circuit). Mr. Keltner received a bachelor’s degree cum laude from Harvard College and a law degree as a Stone Scholar from Columbia Law School.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Malkin, is “independent” as such term is defined by the applicable rules of the SEC and NYSE. For a discussion of our Board of Directors leadership structure and role in risk oversight, see “Corporate Governance Matters” in this Proxy Statement.

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.empirestaterealtytrust.com under the “Investors—Governance Documents” section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to: Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165. From time to time, our Board also may create additional committees for such purposes as our Board may determine.

Audit Committee. We have a standing Audit Committee, consisting of Alice M. Connell, Thomas J. DeRosa (Chair) and S. Michael Giliberto, each of whom is “independent” and “financially literate” as such terms are defined by the applicable rules of the SEC and/or NYSE. Our Board of Directors has determined that Thomas J. DeRosa, who is the chairman of the Audit Committee, is an “audit committee financial expert,” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended.

The Audit Committee assists our Board of Directors in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and ethical behavior;
•	the independent auditor’s qualifications and independence;
•	the performance of our internal audit function and independent auditor; and
•	the preparation of Audit Committee reports.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this Proxy Statement.

Compensation Committee. We have a standing Compensation Committee, consisting of William H. Berkman (Chair) and Steven J. Gilbert, each of whom is “independent” as defined by the applicable rules of the NYSE and is a “non-employee director” as defined by the applicable rules and regulations of the SEC.

The principal functions of the Compensation Committee are to:

•	review and approve on an annual basis the corporate goals and objectives relevant to the compensation paid by us to our president and chief executive officer and the other members of our senior management team, evaluate our president and chief executive officer’s performance and the other members of our senior management team’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by our Board of Directors), determine and approve the remuneration of our chief executive officer and the other members of our senior management team based on such evaluation;
•	oversee any equity-based remuneration plans and programs;
•	assist our Board of Directors and the chairman in overseeing the development of executive succession plans;
•	determine from time to time the remuneration for our non-executive directors; and
•	prepare Compensation Committee reports.

Nominating and Corporate Governance Committee. We have a standing Nominating and Corporate Governance Committee, consisting of William H. Berkman, Steven J. Gilbert and Lawrence E. Golub (Chair), each of whom is “independent” as such term is defined by the applicable rules of the NYSE.

The Nominating and Corporate Governance Committee is responsible for:

•	providing counsel to our Board of Directors with respect to the organization, function and composition of our Board of Directors and its committees;
•	overseeing the self-evaluation of our Board of Directors as a whole and of the individual directors and the board’s evaluation of management and report thereon to our Board of Directors;
•	periodically reviewing and, if appropriate, recommending to our Board of Directors changes to, our corporate governance policies and procedures;
•	identifying and recommending to our Board of Directors potential director candidates for nomination; and
•	recommending to the full Board of Directors the appointment of each of our executive officers.

Investment Committee.  We have an investment committee consisting of Alice M. Connell, Thomas J. DeRosa and S. Michael Giliberto (Chair), each of whom is “independent” as such term is defined by the applicable rules of the NYSE.

The principal functions of the investment committee are to:

•	periodically review our investment strategy; and
•	evaluate our proposed investments and dispositions.

Meetings of the Board and its Committees

Following our initial public offering, our Board of Directors met two times during 2013. During 2013, our Board of Directors’ committees held the following number of meetings: Audit Committee—two meetings; Compensation Committee—one meeting; Nominating and Corporate Governance Committee—one meeting. You should note that we completed our initial public offering on October 7, 2013, at which time our Board of Directors was expanded to seven members and at which time committee members were appointed. In 2013, each director then serving attended at least 75% of the meetings of our Board of Directors and each committee of our Board of Directors on which such director served. The non-executive directors also regularly hold executive sessions in which our management does not participate. For a discussion of the leadership structure of our Board of Directors and its role in risk oversight, see “Corporate Governance Matters” in this Proxy Statement.

Compensation of Directors

Members of our Board of Directors who are not independent receive no additional compensation for their services as directors. Each independent director receives an annual base retainer for his or her services of $150,000. The annual base retainer is paid 40% in cash and 60% in long term incentive units of partnership interest in our operating partnership (“LTIP units”) issued pursuant to the Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan (our “Equity Incentive Plan”) and/or restricted shares of our Class A common stock (at such director’s election) under our Equity Incentive Plan, which will vest pro rata on an annual basis over a period of three years, provided that, each independent director may elect to receive up to 100% of the annual base retainer in the form of LTIP units and/or restricted shares of our Class A common stock under our Equity Incentive Plan. The independent director who is appointed as the lead independent director (currently Steven J. Gilbert) receives an additional annual cash retainer of $22,500. The chair of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors receive an additional annual cash retainer of $15,000, $12,500 and $10,000, respectively. In addition, each independent director who serves on the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors, other than in the capacity of chair, receives an additional annual cash retainer of $5,000 per committee, up to a maximum of $10,000 per annum. Independent directors and committee members will generally not be eligible to receive fees for attending meetings of our Board of Directors or meetings of committees of our Board of Directors. However, to the extent that our Board of Directors or a particular committee of our Board of Directors meets in excess of eight times per annum, the independent directors or committee members, as applicable, will receive a fee of $1,500 for attending each meeting of our Board of Directors or meeting of the committee of our Board of Directors in excess of such threshold. We also reimburse each of our independent directors for his or her travel expenses incurred in connection with his or her attendance at full Board of Directors and committee meetings.

The following table sets forth the compensation earned by our independent directors for the year ended December 31, 2013:

2013 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
William H. Berkman	19,375	142,494	161,869
Alice M. Connell	16,250	142,494	158,744
Thomas J. DeRosa	18,750	142,494	161,244
Steven J. Gilbert	23,125	142,494	165,619
S. Michael Giliberto	16,250	142,494	158,744
Lawrence E. Golub	17,500	142,494	159,994

*	The columns “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” were omitted from this table as no such compensation was earned by our independent directors for the year ended December 31, 2013.

(1)	In order to align the interests of our independent directors and stockholders, concurrently with the closing of our initial public offering on October 7, 2013, we awarded each of our independent directors a one-time equity grant of 11,538 LTIP units under our Equity Incentive Plan. The LTIP Units vest pro rata on an annual basis over a period of three years of the date of grant, subject to acceleration in the event an independent director has a termination of service on account of death, “disability” or in the event of a “change in control” and subsequent termination of service thereafter (each of the foregoing terms as defined in our Equity Incentive Plan). Amounts shown do not reflect compensation actually received by the named director. Instead, the amount shown is the aggregate grant date fair value of LTIP units issued to the director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation — Stock Compensation,” or FASB ASC Topic 718, which is $12.35 per unit. The assumptions used to calculate the grant date value of such awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

CORPORATE GOVERNANCE MATTERS

This section of our Proxy Statement contains information about a variety of our corporate governance policies and practices. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. You are encouraged to visit our website at www.empirestaterealtytrust.com to view or to obtain copies of our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics by directing your request in writing to Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165. Additional information relating to the corporate governance of our company is also set forth below and included in other sections of this Proxy Statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of our Board of Directors, management responsibilities and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our Class A common stock is listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our Board of Directors.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and officers. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board of Directors or one of our board committees. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE Rules.

Director Independence

Background. Our Corporate Governance Guidelines provide that a majority of our directors serving on our Board of Directors must be independent as required by the listing standards of the NYSE and the rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards that assist our Board of Directors in making determinations with respect to the independence of directors.

Independence determinations made by our Board of Directors. Our Board of Directors has determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which our Board of Directors had knowledge, between or among the directors and the company or our management, that each of our directors, other than Anthony E. Malkin, has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards, the applicable SEC rules, and our director independence standards. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending stockholder should also submit evidence of the stockholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165.

Director qualifications. Our Corporate Governance Guidelines contain the membership criteria for our Board of Directors. Directors should (i) possess the highest personal and professional ethics, integrity, exercise good business judgment and be committed to representing the long-term interests of the company and our stockholders (ii) have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing a diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the our business and to our status as a publicly owned company.

Directors must be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively and should be committed to serve on our Board of Directors for an extended period of time. Directors who also serve as chief executive officers or hold equivalent positions at other companies should not serve on more than two other boards of public companies in addition to our Board of Directors and other directors should not serve on more than four other boards of public companies in addition to our Board of Directors. Current positions in excess of these limits may be maintained, unless our Board of Directors determines that doing so would impair the quality of the director’s service to our Board of Directors.

The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.

Prior to a vote as to whether a potential nominee is recommended to our Board of Directors, each member of the Nominating and Corporate Governance Committee is provided reasonable access to such potential nominee. Such access includes a reasonable opportunity to interview such potential nominee in person or by telephone and to submit questions to such potential candidate. In addition, each potential nominee provides the Nominating and Corporate Governance Committee with a written detailed biography and identify on which committees of our Board of Directors, if any, the potential nominee would be willing to serve.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chairman, Chief Executive Officer and President, other executive officers, third-party search firms or any other source it deems appropriate. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering in compliance with the Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications for Nominating and Corporate Governance Committee-recommended director nominees, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of our Board. Neither the Nominating and Corporate Governance Committee nor our Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates. Our Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates. Each director must represent the interests of all of our stockholders. As noted above, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of board members that represents a diversity of background and experience. The Nominating and Corporate Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a stockholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

There are no nominees for election to our Board of Directors this year who have not previously served as one of our directors.

Policy on Majority Voting

Our Board of Directors has adopted a policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, any nominee who receives a greater number of votes affirmatively “against” his or her election than votes “for” his or her election will, within two weeks following certification of the stockholder vote by our company, submit a written resignation offer to our Board of Directors for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by our company of the stockholder vote with respect to such election, make a recommendation to our Board of Directors concerning the acceptance or rejection of the resignation offer. Our Board of Directors will take formal action on the recommendation no later than 90 days following certification of the stockholder vote by our company. We will publicly disclose, in a Current Report on Form 8-K or periodic report filed with the SEC, the decision of our Board of Directors. Our Board of Directors will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Leadership Structure of our Board of Directors

Our Board of Directors understands there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership may vary as circumstances warrant. Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board of Directors. Our Board of Directors consists of a majority of independent and non-executive directors. Our Board of Directors currently believes it is in our company’s best interests to have Anthony E. Malkin serve as Chairman of our Board of Directors, Chief Executive Officer and President. Our Board of Directors believes combining these roles promotes effective leadership and provides the clear focus needed to execute our business strategies and objectives.

Our Board of Directors has appointed Steven J. Gilbert as its lead independent director. The lead independent director’s duties include chairing executive sessions of the independent directors, facilitating communications and resolving conflicts between the independent directors, other members of our Board of Directors and the management of our company, and consulting with and providing counsel to our chief executive officer as needed or requested. It is expected that the lead independent director will be rotated among our independent directors every two years.

Our Board of Directors’ Role in Risk Oversight

While risk management is primarily the responsibility of our senior management team, our Board of Directors plays an active role in overseeing management of the company’s risks. The committees of our Board of Directors assist the full board in risk oversight by addressing specific matters within the purview of each committee. The Audit Committee focuses on oversight of financial risks relating to the company; the Compensation Committee focuses primarily on risks relating to executive compensation plans and arrangements; and the Nominating and Corporate Governance Committee focuses on reputational and corporate governance risks relating to the company, including the independence of the members of our Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board of Directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

The company’s senior management team reports to our Board of Directors on the company’s tenant base, leverage policies, any material litigation, compliance with applicable REIT rules and other risk-related matters. In addition, members of our Board of Directors have the opportunity to routinely meet with members of senior management, as appropriate, in connection with their consideration of matters submitted for the approval of our Board of Directors and the risks associated with such matters.

In addition to our Board of Directors’ review of risks applicable to the company generally, the board will conduct annual reviews in order to evaluate performance for the purpose of improving board and committee processes and effectiveness and setting forth the goals and objectives of the board and each committee for each year.

We maintain a Disclosure Committee consisting of certain members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer.

Executive Sessions of Independent Trustees

The independent members of our Board of Directors meet in executive session after each regularly scheduled meeting of our Board of Directors without the presence of any persons who are part of our management. The executive sessions are chaired by our lead independent director.

Director Attendance at Annual Stockholders Meetings

We encourage each member of our Board of Directors to attend each annual meeting of stockholders. As we consummated our initial public offering in 2013, the 2014 Annual Stockholders Meeting will be our first stockholders’ meeting.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, such expert being Thomas J. DeRosa, and that he is “independent” as such term is defined by the applicable rules of the SEC and NYSE. Mr. DeRosa has agreed to serve as our Audit Committee financial expert.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors by e-mail or regular mail. Any such communications may be made anonymously. All communications by e-mail should be sent to ir@empirestaterealtytrust.com at Integrated Corporate Relations Inc. (ICR). Communications sent by regular mail should be sent to the attention of the Independent Directors, the Lead Director, the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of the company’s Chief Financial Officer at the company’s office at One Grand Central Place, 60 East 42nd Street, New York, New York 10165.

ICR or the company’s representative, as the case may be, will review each communication received in accordance with this process to determine whether the communication requires immediate action. ICR will forward all appropriate communication to the company’s Chief Financial Officer. All appropriate communications received, or a summary of such communications, will then be forwarded to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that the company’s Chief Financial Officer determines is unduly hostile, threatening, illegal, does not reasonably relate to the company or our business, or is similarly inappropriate. The Chief Financial Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has adopted procedures for (i) the anonymous and confidential submission by employees of complaints or concerns regarding questionable accounting and auditing matters, and (ii) the receipt, retention and treatment of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so via our hotline at 855-326-9626, via email at https://reportlineweb.com/empirestaterealtytrust, or in writing to our Chief Compliance Officer or the Chairman of our Audit Committee, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165. Any such communications may be made anonymously.

COMPENSATION DISCUSSION AND ANALYSIS

This section of our Proxy Statement discusses the principles underlying our executive compensation policies and decisions. In addition, this section provides qualitative information about the manner and context in which compensation is awarded to, and earned by, our named executive officers, and places in perspective the data presented in the tables and narrative that follow.

Throughout this Proxy Statement, our Chairman, Chief Executive Officer and President, Anthony E. Malkin, our Executive Vice President, Chief Financial Officer and Treasurer, David A. Karp, our Executive Vice President and Chief of Property Operations and Leasing, Thomas P. Durels, and our Executive Vice President, General Counsel and Secretary, Thomas N. Keltner, Jr., are referred to as our “named executive officers” or “executives.”

We completed our initial public offering and related formation transactions on October 7, 2013. Prior to our initial public offering, we did not have any employees. Our named executive officers were employed by our predecessor, and were compensated by our predecessor. Our predecessor determined the levels of compensation that were earned by our executives, as well as whether and to what extent they were entitled to pension, deferred compensation and other employee benefits plans and programs. In connection with our initial public offering and the related formation transactions, our named executive officers became our employees.

Executive Compensation Program Objectives

Our executive compensation program is designed to align incentives for executives with achievement of our business strategies, to encourage our management to focus on creating growth of our company for our stockholders, and to retain our executives. In order to meet our objectives, our executive compensation program is designed to:

•	provide incentive compensation that places a strong emphasis on financial performance, with the flexibility to assess operational and individual performance;
•	provide an appropriate link between compensation and the creation of stockholder value through equity awards, including awards tied to absolute and relative total stockholder return; and
•	provide balanced incentives that do not promote excessive risk-taking.

Roles of our Compensation Committee, Compensation Consultant and Management

Compensation Committee

Our Compensation Committee is comprised entirely of independent directors. Our Compensation Committee has overall responsibility for monitoring the performance of the company’s executives and evaluating and approving our executive compensation plans, policies and programs. In addition, our Compensation Committee oversees our Equity Incentive Plan.

Our Compensation Committee determines all components of our Chief Executive Officer’s compensation. With respect to the other named executive officers, our Compensation Committee seeks input from our Chief Executive Officer and reviews and approves all components of our other named executive officers’ compensation.

Compensation Consultant

Our Compensation Committee has engaged FPL Associates LP, or FPL, an outside compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs. FPL provides our Compensation Committee with advice concerning the types and levels of compensation to be paid to our named executive officers. FPL also provides market compensation data on base pay, as well as annual and long-term incentives.

Our Compensation Committee requires that its consultant be independent of company management. During fiscal 2013, in addition to providing the abovementioned services to our Compensation Committee, FPL and its affiliates provided compensation consulting and executive recruitment services to our predecessor entities. Our Compensation Committee performs an annual assessment of the consultant’s independence to determine whether the consultant is independent. Our Compensation Committee most recently assessed FPL’s independence in January 2014 and confirmed that FPL is independent, and that FPL’s work has not raised any conflict of interests.

Management

Our Chief Executive Officer attends Compensation Committee meetings, provides information as to the individual performance of the other named executive officers, and makes annual recommendations to our Compensation Committee of appropriate compensation levels for all named executive officers other than himself. Nonetheless, all components of our executive officers’ compensation must be approved by our Compensation Committee in its sole discretion and our Chief Executive Officer is not present during our Compensation Committee’s discussion with respect to such officer’s compensation.

Benchmarking Process

In developing our executive compensation programs, our Compensation Committee commissions a compensation benchmarking analysis to ensure that our programs are competitive with those of other publicly traded REITs. Our Compensation Committee developed an appropriate peer group for our company with the advice of FPL, based on publicly traded REITs that have a type and size of portfolio similar to our portfolio, considers the cost of talent in the New York City marketplace, and contains an emphasis on other office-focused companies. The members of our peer group are:

•	Boston Properties, Inc.;
•	BRE Properties, Inc.;
•	Camden Property Trust;
•	Corporate Office Properties Trust;
•	Douglas Emmett, Inc.;
•	Duke Realty Corporation;
•	Equity One, Inc.;
•	Essex Property Trust, Inc.;
•	Highwoods Properties, Inc.
•	Kilroy Realty Corporation;
•	Liberty Property Trust;
•	Mack-Cali Realty Corporation;
•	SL Green Realty Corp.;
•	Vornado Realty Trust; and
•	Washington Real Estate Investment Trust.

Our Compensation Committee will evaluate the members of our peer group each year to ensure that they continue to be appropriate and to determine whether other companies should be added.

After our peer group has been established, FPL provides market data and practices of the peer group for our Compensation Committee to consider, as well as executive compensation trends and developments. Specifically, FPL provides information regarding the design and levels of compensation paid by our peers, and overall counsel to determine the appropriate incentive design for our company.

Compensation data for peers is analyzed by our Compensation Committee with the assistance of FPL. The publicly available data is supplemented by peer practices and other information provided by FPL from its proprietary data base, including that of the NAREIT Compensation Survey in which FPL conducts.

For purposes of determining our overall level of executive compensation (i.e. base salary, annual incentive cash bonus and long-term equity incentive compensation), our Compensation Committee generally targets an amount that approximates the median of the peer group. However, an executive’s target compensation is not mechanically set to be a particular percentage of the peer group. Our Compensation Committee also takes into account the executive’s role and experience, as compared to our peers’ executives, and other factors, such as retention and responsibility. In addition, our Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular executive should be made based on the full review of individual and company performance as well as market data.

Overall, as set forth below in “Elements of Our Compensation Program,” FPL determined that our executive compensation programs, as structured, are competitive relative to our peers and other companies who have engaged in similar formation and initial public offering transactions. Based upon the review of peer group compensation levels, and general industry compensation levels, our Compensation Committee believes that the value and design of our executive compensation programs are appropriate for a company of our size, structure and business following an initial public offering.

Key Features of Our Compensation Program

As a newly listed public company, we have immediately adopted many leading market best practices with respect to our compensation practices. A number of those practices are set forth below.

What we do….	What we don’t do….

We pay for performance and have a direct alignment with total stockholder return performance; salaries comprise a relatively modest portion of each named executive’s overall compensation opportunity

We use multiple performance metrics as well as different performance measures in granting equity awards, which mitigates compensation-related risk. We also measure performance across various performance periods

We have implemented a clawback policy that allows for the recovery of previously paid executive compensation

We have robust stock ownership guidelines for our named executive officers and directors

We have a conservative compensation risk profile

We enhance executive officer retention with time-based vesting schedules for equity incentive awards paid for performance for prior years

We engage an independent compensation consultant to advise the Compensation Committee on compensation matters

We maintain a Compensation Committee comprised solely of independent directors

We do not have excise tax gross-ups

We do not have single-trigger change of control benefits

We do not allow hedging; our Compensation Committee must approve pledging of Company stock by executive officers and other key employees

We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance metric and do not have guaranteed minimum or uncapped payouts

We do not benchmark executive compensation to target above the median of our comparative group of peer companies

We do not allow for repricing of stock options without stockholder consent

Elements of Our Compensation Program

The compensation provided to our named executive officers typically consists of base salary, annual incentive cash bonus (cash bonus), long-term equity incentive compensation, and other perquisites and benefits, each of which is described in more detail below. Base salary, cash bonus and long-term equity incentive compensation are generally targeted to approximate the competitive market median of our peer group companies, but may deviate from this target based on an individual’s sustained performance, contribution, experience, expertise and the individual’s specific roles within our company.

Base Salary

The base salary payable to each named executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation Committee and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development, and increased responsibility.

2013 Base Salary. Mr. Malkin’s employment agreement sets his base salary at $500,000, which is below base salaries paid to chief executive officers in our peer companies. This decision is based on the recommendation of FPL to our Board of Directors, as constituted prior to our initial public offering, to have a majority of Mr. Malkin’s compensation paid in the form of short- and long-term incentives, and therefore “at risk.” Base salaries for fiscal year 2013 for the other named executive officers were determined by our Board of Directors, as constituted prior to our initial public offering, based on a review of officers in their positions at peer companies and the individual executive’s experience. The 2013 base salary for each of Messrs. Durels, Karp and Keltner was $450,000.

Annual Incentive Cash Bonus Payments

We provide cash bonuses to incentivize our named executive officers to achieve key short-term corporate strategic milestones, to motivate certain desired individual behaviors, and to reward substantial achievement of these objectives and individual goals. Target cash bonuses are based on a percentage of the named executive officer’s annual base salary.

2013 Annual Incentive Cash Bonus Awards. Upon the recommendation of FPL, our Board of Directors, as constituted prior to our initial public offering, set the target 2013 cash bonus amounts for our named executive officers at 200%, 78%, 78%, and 45% of Mr. Malkin’s, Mr. Karp’s, Mr. Durels’s and Mr. Keltner’s respective annual base salaries, resulting in target awards with the following values: Mr. Malkin – $1,000,000, Mr. Karp – $351,000, Mr. Durels – $351,000, and Mr. Keltner – $202,500.

On January 17, 2014, our Compensation Committee determined that our named executive officers’ performance in 2013 merited incentive compensation awards above target amounts in light of the contribution of each named executive officer to the success of our company in 2013, particularly in connection with the successful completion of our formation transactions and initial public offering, the second-largest ever for a REIT. Our Compensation Committee approved 2013 cash bonus awards for Messrs. Malkin, Karp, Durels, and Keltner of $1,250,000, $550,000, $500,000 and $400,000, respectively. The bonuses were not prorated to the period following our initial public offering, because our predecessor had accrued target bonuses throughout calendar year 2013.

Our Compensation Committee also considered a number of other subjective factors in setting the actual 2013 cash bonuses to our named executive officers, including (i) the scope of the officer’s responsibilities within our company and in relation to comparable officers at various companies within our peer group; (ii) the experience of the officer within our industry and at our company; (iii) a review of historical compensation information for the individual officer; (iv) a subjective determination of the compensation needed to motivate and retain that individual; (v) the recommendations of the Chief Executive Officer with respect to the executive officers other than Mr. Malkin; and (vi) data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are considered by our Compensation Committee to be comparable for these purposes (see “Benchmarking Process” above).

Long-Term Equity Incentive Compensation

Our Compensation Committee believes that a substantial portion of each named executive officer’s compensation should be in the form of long-term equity incentive compensation. Equity incentive awards encourage management to create stockholder value over the long term, because the value of the equity awards is directly attributable to changes in the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

Long-term equity incentive compensation is granted in the form of LTIP units representing a class of partnership interests in Empire State Realty OP, L.P. (our “Operating Partnership”), or shares of restricted Class A common stock. For a description of LTIP units, see “LTIP Units” below. In connection with these awards, our executives elect whether they prefer to receive LTIP units or shares of restricted Class A common stock.

In order to maximize retention and enhance the goals of our company, our Compensation Committee has determined to structure our long-term incentive awards with multiple performance and time-vesting components. We first establish a target award based on the named executive officer’s aggregate annual base salary and target annual cash bonus, which may be earned based on his performance during our fiscal year. Our Compensation Committee then makes a long-term equity incentive award to such executive for the number of restricted shares or LTIP units earned. Other than the initial grants made at the time of our initial public offering, the earned long-term equity incentive award is granted 50% in the form of performance-based vesting awards and 50% in the form of time-based vesting awards, in order to provide (i) an appropriate balance of alignment of interests with stockholders, (ii) motivation to focus on multi-year stockholder value creation, and (iii) retention of our highly talented executives.

The time-based awards vest 25% ratably over four years on each anniversary of a specified date, subject to continued employment by the executive officer. Distributions with respect to the time-based LTIP units, both vested and unvested, will be paid as and when distributions are paid with respect to our partnership units.

The performance-based awards vest based on the company’s absolute and relative annualized total stockholder return (“TSR”) over a three-year performance period. Once the TSR threshold is achieved, the performance-based awards vest 50% at the end of such three-year performance period and 50% on the first anniversary of the end of such performance period, subject to continued employment by the executive officer. The annualized TSR is calculated based on the annualized appreciation from the company’s Class A common stock price at the beginning of the performance period to the 20-trading-day trailing average closing Class A common stock price at the end of the performance period, plus the amount of dividends per share paid over the performance period. Distributions with respect to the performance-based LTIP units will be paid as and when distributions are paid with respect to our partnership units.

The performance-based awards vest 50% based on the absolute TSR performance of the shares of Class A common stock over the performance period, 30% based on relative performance of the shares as compared to the NAREIT Office Index over the performance period, and 20% based on relative performance of the shares of Class A common stock as compared to the MSCI US REIT Index.

The performance targets and potential award levels with respect to the absolute TSR performance of the shares of Class A common stock (50% of total award) are as follows:

Annualized TSR Threshold(1)	Achievement	Absolute TSR Vesting Percentage
Less than 7.0%		0%

7.0%	Threshold	50%

10.0%	Target	75%

Greater than 13.0%	Maximum	100%

(1)	If the annualized TSR is between the three amounts, the number of vested LTIP units or restricted shares will be determined using a straight-line interpolation price between the two vesting percentages.

The performance targets and potential award levels with respect to the relative performance of the shares of our Class A common stock as compared to the NAREIT Office Index component (30% of total award) are as follows:

Annualized TSR vs. NAREIT Office Index Threshold(1)(2)	Achievement	NAREIT Office Index Vesting Percentage
Less than -250 bps		0%

-250 bps	Threshold	25%

+50 bps	Target	50%

Greater than +450 bps	Maximum	100%

(1)	If the TSR relative to the NAREIT Office Index is between the three amounts, the number of vested LTIP units or restricted shares will be determined using a straight-line interpolation price between the two vesting percentages.
(2)	Relative performance stated as basis points above or below index performance. A basis point (bp) equals one-one hundredth of a percent. 100 bp equals 1.0%.

The performance targets and potential award levels with respect to the relative performance of the shares of our Class A common stock as compared to the MSCI USREIT Index component (20% of total award) are as follows:

Annualized TSR vs. MSCI US REIT Index Threshold(1)(2)	Achievement	MSCI US REIT Index Vesting Percentage
Less than -300 bps		0%

-300 bps	Threshold	25%

+100 bps	Target	50%

Greater than +600 bps	Maximum	100%

(1)	If the TSR relative to the MSCI US REIT Index is between the three amounts, the number of vested LTIP units or restricted shares will be determined using a straight-line interpolation price between the two vesting percentages.
(2)	Relative performance stated as basis points above or below index performance. A basis point (bp) equals one-one hundredth of a percent. 100 bps equals 1.0%.

2013 Long Term Equity Incentive Compensation Awards. Upon the recommendation of FPL, our Board of Directors, as constituted prior to our initial public offering, set the target 2013 long-term equity incentive compensation amounts for our named executive officers at 150%, 100%, 100%, and 40% of the sum of each executive’s annual base salary and target annual incentive cash bonus, resulting in target awards with the following values: Mr. Malkin – $2,250,000, Mr. Karp – $801,000, Mr. Durels – $801,000, and Mr. Keltner – $261,000. These targets were chosen in part based on (i) achieving an appropriate balance between cash and equity as it relates to total remuneration and (ii) arriving at a level of total remuneration, which when combined with the level of base salary and cash bonus, approximates the aggregate market median.

Our Compensation Committee met on January 17, 2014, and approved 2013 long-term equity incentive compensation awards to be the number of restricted shares or LTIP units equal to the following: Mr. Malkin – $3,500,000, Mr. Karp – $800,000, Mr. Durels – $800,000 and Mr. Keltner – $261,000. In making its determination to approve a long-term equity incentive award to Mr. Malkin above the target amount, our Compensation Committee first evaluated Mr. Malkin’s performance as previously described under “2013 Annual Incentive Cash Bonus Awards.” Our Compensation Committee also determined that it was important to maintain the ratio of Mr. Malkin’s cash to equity compensation. Accordingly, the increase to Mr. Malkin’s total compensation was granted both as an increase to his cash bonus and long-term equity incentive award for 2013.

The 2013 long-term equity incentive awards earned by our executives were granted to them on January 17, 2014, 50% in the form of performance-based vesting awards and 50% in the form of time-based vesting awards. All named executive officers chose LTIP units with respect to their 2013 awards. The performance period for the performance-based LTIP units began on January 1, 2014.

IPO Grants of LTIP Units. Upon the completion of our initial public offering, on October 7, 2013, we granted long-term equity incentive awards to our named executive officers (other than Anthony E. Malkin). As with annual long-term equity incentive awards, our executives had a choice between LTIP units and restricted shares. All executives chose LTIP units, and we made grants in the following amounts: Mr. Karp: 88,077 LTIP units (of which 66,058 were time-based LTIP units and 22,019 were performance-based LTIP units); Mr. Durels: 304,384 LTIP units (of which 228,288 were time-based LTIP units and 76,096 were performance-based LTIP units); and Mr. Keltner, Jr.: 194,461 LTIP units (of which 145,846 were time-based LTIP units and 48,615 were performance-based LTIP units). These awards were consistent with grants made to the executive officers of our peer group in connection with their initial public offerings. The performance-based LTIP units granted at our initial public offering have the same performance hurdles as the performance-based awards described above. The performance period is from October 2, 2013 to October 7, 2016, and these LTIP unit awards vest 50% on October 7, 2016 and the remaining 50% on October 7, 2017. The time-based LTIP unit awards granted at our initial public offering vest 25% ratably on each of October 7, 2014, 2015, 2016 and 2017.

2014 Compensation Program

Following our initial public offering, for fiscal year 2014 our Compensation Committee revised our compensation framework for named executive officers to be in line with our peer public companies, with the goal of aligning the interests of our executive officers with those of our stockholders. As revised:

•

Cash bonus amounts will be paid based upon achievement of corporate, individual and, with respect to Mr. Durels, portfolio and operational objectives. The target corporate goals include: (i) FFO per share; (ii) revenue growth; and (iii) operating expense control. The target portfolio and operational objectives with respect to Mr. Durels include: (i) tenant quality; (ii) same-store NOI growth; (iii) occupancy at year end; (iv) leasing; (v) weighted average starting rents; and (vi) actual capital expenditure compared to budget amounts. Our Compensation Committee will have discretion at the end of 2014 to determine an appropriate award based on an evaluation of each of the target goals. The mix of goals with respect to each named executive officer is as follows:

	Cash Bonus Performance Dimension
Named Executive Officer	Corporate	Portfolio and Operational	Individual
Anthony E. Malkin	75%	--	25%
David A. Karp	60%	--	40%
Thomas P. Durels	40%	40%	20%
Thomas N. Keltner, Jr.	50%	--	50%

•	Target annual cash bonus amounts for each of our named executive officers were set by our Compensation Committee based on 200%, 80%, 80% and 45% of Mr. Malkin’s, Mr. Karp’s, Mr. Durels’s, and Mr. Keltner’s respective annual base salaries. Our Compensation Committee set 2014 annual base salaries for each of our named executive officers as follows: Mr. Malkin: $500,000; Mr. Karp: $475,000; Mr. Durels: $475,000; and Mr. Keltner: $450,000.
•	Target long-term equity incentive compensation awards for each of our named executive officers were set by our Compensation Committee based on 167%, 105%, 105%, and 45% of Mr. Malkin’s. Mr. Karp’s, Mr. Durels’s, and Mr. Keltner’s respective aggregate annual base salaries and target annual cash bonus. The long-term equity incentive compensation awards will be granted in the form of performance-based and time-based vesting awards. It is anticipated that the performance-based awards will vest based on the company’s absolute and relative annualized TSR over a three-year performance period similar to the 2013 long-term equity incentive compensation awards. Once the TSR threshold is achieved, the performance-based awards vest 50% at the end of such three-year performance period and 50% on the first anniversary of the end of such performance period, subject to continued employment by the executive officer. It is anticipated that the time-based awards will vest 25% ratably over four years.

LTIP Units

Pursuant to our Equity Incentive Plan, we have issued a class of partnership interests in our Operating Partnership, called long-term incentive units, or LTIP units, as a form of equity-based award for annual long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in our Operating Partnership for federal income tax purposes, meaning that initially they would not be entitled to any distributions upon the liquidation of our Operating Partnership. However, over time the LTIP units can become entitled to a share of liquidating distributions from our Operating Partnership until the LTIP units are on a one for one parity with operating partnership units. LTIP units are designed to offer key employees a long-term incentive that in the long-term will become comparable to restricted stock, while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of Class A common stock reserved under our Equity Incentive Plan, reducing availability for other equity awards on a one-for-one basis.

LTIP units issued in connection with annual full-value equity awards, whether vested or not, receive the same per unit distributions as operating partnership units, which equal per share dividends (both regular and special) on our common stock. This treatment with respect to distributions is analogous to the treatment of restricted stock.

The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with operating partnership units, but can achieve such parity over time upon the occurrence of specified events. The capital account associated with an LTIP unit when it is initially issued is zero. Under the terms of the LTIP units, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of operating partnership units. Upon equalization of the capital accounts of the holders of LTIP units with other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions. Holders of vested LTIP units that have achieved such parity will have the right to convert their vested LTIP units into an equal number of operating partnership units or to require our Operating Partnership to redeem their vested LTIP units for an equal number of shares of Class A common stock of the company or, at the company’s option, an amount of cash equal to the value of such shares. Until and unless such parity is reached, the value that an executive will realize for given number of vested LTIP units is less than the value of an equal number of operating partnership units. Events that allow such revaluation of our Operating Partnership’s assets under the partnership agreement and applicable federal tax regulations generally include: (1) the issuance by the company of our Class A common stock, (2) the issuance by our Operating Partnership of common or other partnership units, (3) significant repurchases of common stock for cash, and (4) the redemption by the company of common partnership units for cash or other property.

LTIP units are awarded in the alternative to restricted stock. One key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, executives may need to sell a portion of their vested shares to pay taxes on their restricted stock awards from prior years. Conversely, an executive who received LTIP units would not generally be subject to tax with respect to the receipt of such units at the time of vesting.

Our Compensation Committee believes that using LTIP units for equity-based awards (1) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole, (2) advances the separate goal of promoting long-term equity ownership by executive (see “Minimum Share Ownership Guidelines for Executive Officers and Directors”), (3) has no adverse impact on dilution as compared to using restricted stock, (4) does not increase our recorded expense on account of equity-based compensation awards, (5) further aligns the interests of executives with the interests of stockholders and (6) because LTIP units are offered by many of its peers, it enables the company to remain competitive with its peers in recruiting and retaining talented executives. Based on these considerations, we offer eligible officers and employees a choice between restricted stock and LTIP units on a one-for-one basis for their performance-based and time-based long-term equity compensation awards.

Employment Agreement and Change in Control Severance Agreements

In connection with the completion of our initial public offering, we entered into an employment agreement with Anthony E. Malkin effective October 7, 2013. His employment agreement provides for salary, target bonus, equity awards, and other benefits, including severance benefits upon certain terminations of employment. For more information, see “Compensation of Our Executive Officers – Employment Agreement and Equity Award Agreements”.

In addition, we entered into change in control severance agreements with Messrs. Karp, Durels and Keltner. These agreements provide certain rights to severance and other benefits, including acceleration of vesting of outstanding equity awards, upon qualifying terminations of employment following a change in control. For more information, see “Compensation of Our Executive Officers – Change in Control Severance Agreements and Equity Award Agreements”.

Employee Benefits

We have a 401(k) Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer a percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”). The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We match up to $1,250 of employee contributions in cash in order to encourage employee participation. We do not provide our named executive officers with a supplemental pension or any other retirement or nonqualified deferred compensation benefits other than the 401(k) Plan benefits provided generally to our employees.

Perquisites and Other Personal Benefits

We provide Mr. Malkin a car and a full-time driver. This allows him to use his time efficiently during his travel time. The cost to the company for the car and driver from our initial public offering in October 2013 to December 31, 2013 was $25,546. We also agreed to reimburse Mr. Malkin for the legal fees incurred in connection with the negotiation of his employment agreement and other agreements related to our formation, which amounted to $90,055.

Clawback Policy

We have adopted a formal clawback policy, which allows us to recoup incentive compensation paid to officers covered by the policy based on financial results that are subsequently restated. The policy covers all of our current or former executive officers as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then our Compensation Committee may require employees covered by the policy who were engaged in fraud, willful misconduct, or intentional illegal conduct which materially contributed to the need for such restatement, to repay or forfeit to the company “excess compensation”. Excess compensation includes annual cash bonus and long term incentive compensation in any form (including restricted stock and LTIP units, whether time-based or performance based) received by that employee during the three-year period preceding the publication of the restated financial statements, that our Compensation Committee determines was in excess of the amount that such officer would have received had such compensation been determined based on the financial results reported in the restated financial statements.

Our Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Hedging and Pledging our Securities

Our employees are prohibited from engaging in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities.

Executive officers and certain employees owning over a threshold amount of our securities are prohibited from pledging our securities as collateral for a loan unless such pledging is approved by our Compensation Committee.

Minimum Share Ownership Guidelines for Executive Officers and Directors

We have adopted minimum stock ownership guidelines that require each executive officer to maintain a minimum number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal or greater than a multiple (ten times, in the case of our Chief Executive Officer, and five times, in the case of all other executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from the later of the date of the completion of our initial public offering (for current executive officers) and the date of such officer’s appointment (for new executive officers) to attain compliance with the stock ownership requirements.

We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the later of the date of the completion of our initial public offering (for current directors) and the date of such director’s election to our board of directors (for new directors) to attain compliance with the stock ownership requirements.

Tax Gross-Up Payments

We do not provide any gross-up or similar payments to our named executive officers. According to their employment agreements, if any payments or benefits to be paid or provided to any of our named executive officers would be subject to “golden parachute” excise taxes under Section 280G of the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Tax Implications - Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility on the company’s tax return of compensation over $1 million to any of the named executive officers of the company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the company’s stockholders. The company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the company’s net income. Our Compensation Committee’s compensation policy and practices therefore are not directly guided by considerations relating to Section 162(m).

Risk Considerations in our Compensation Programs

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs with management and FPL, and our Compensation Committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of our named executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following Compensation Committee report to stockholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by our Compensation Committee William H. Berkman (Chair) Steven J. Gilbert

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation paid, earned or awarded by our named executive officers for the fiscal year ended December 31, 2013.

Name and Principal Position	Year	Salary(1) $	Bonus $	Stock Awards(2) $	All Other Compensation(3) $	Total $

Anthony E. Malkin	2013	115,385	1,250,000	—	115,601(4)	1,480,986
Chairman of the Board, Chief Executive Officer and President

David A. Karp	2013	103,846	550,000	943,747	—	1,597,593
Executive Vice President, Chief Financial Officer and Treasurer

Thomas P. Durels	2013	103,846	500,000	3,261,475	—	3,865,321
Executive Vice President and Chief of Property Operations and Leasing

Thomas N. Keltner, Jr.	2013	103,846	400,000	2,083,651	1,250(5)	2,588,747
Executive Vice President, General Counsel and Secretary

(1)	The amounts in this column represent actual base salary paid commencing with the completion of our initial public offering on October 7, 2013 and ending on December 31, 2013.
(2)	The amounts in this column reflect the aggregate grant date fair value of LTIP unit awards granted in 2013 in connection with our initial public offering to each of the named executive officers (other than Anthony E. Malkin) in accordance with ASC Topic 718, which is $5.81 per unit for the performance-based LTIP units and $12.35 per unit for the time-based LTIP units. The grant date fair values for the named executive officers (other than Anthony E. Malkin) relating to the time-based LTIP unit awards are as follows: Mr. Karp -- $815,816, Mr. Durels -- $2,819,357; and Mr. Keltner -- $1,801,198. The grant date fair values for the named executive officers (other than Anthony E. Malkin) relating to the performance-based LTIP unit awards are calculated based on the probable outcome of the performance conditions, and are as follows: Mr. Karp -- $127,930, Mr. Durels -- $442,118; and Mr. Keltner -- $282,453. Assuming maximum performance, the grant date fair value for performance-based LTIP units would be as follows: Mr. Karp -- $286,247, Mr. Durels -- $989,248; and Mr. Keltner -- $631,995. A discussion of the assumptions used in calculating these values can be found in Note 11 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. See the 2013 Grants of Plan Based Awards Table contained in this Proxy Statement for more information regarding the LTIP units granted in fiscal year 2013 to each of the named executive officers. For more information about the performance goals, see “-- Long-Term Equity Incentive Compensation.”
(3)	The amounts in this column represent other compensation paid commencing with the completion of our initial public offering on October 7, 2013 and ending on December 31, 2013. Messrs. Malkin, Karp and Durels received a $1,250 matching contribution in our 401(k) plan, but such matching contribution was made by our predecessor prior to our initial public offering.
(4)	We provide Mr. Malkin a car and a full-time driver in an amount not to exceed $150,000 per year (as adjusted to reflect changes in the Consumer Price Index for the New York Metropolitan area). The cost to the company for the car and driver from our initial public offering in October 2013 to December 31, 2013 was $25,546. We also agreed to reimburse Mr. Malkin for the legal fees incurred in connection with the negotiation of his employment agreement and other agreements related to our formation, which amounted to $90,055.

(5)	Includes a matching contribution in our 401(k) plan of $1,250 for Mr. Keltner.

On January 17, 2014, our Compensation Committee approved long-term equity incentive compensation awards for fiscal year 2013 performance in the form of restricted shares or LTIP units in the following amounts: Mr. Malkin – $3,500,000, Mr. Karp – $800,000, Mr. Durels – $800,000 and Mr. Keltner – $261,000. These 2013 long-term equity incentive awards granted to them on such date were 50% in the form of performance-based vesting awards and 50% in the form of time-based vesting awards. All named executive officers chose LTIP units. The number of time-based LTIP units granted to each executive was: Mr. Malkin – 117,686, Mr. Karp – 26,899, Mr. Durels – 26,899 and Mr. Keltner – 8,776. The number of performance-based LTIP units granted to each executive was: Mr. Malkin – 117,687, Mr. Karp – 26,900, Mr. Durels – 26,900 and Mr. Keltner – 8,776. The performance period for the performance-based LTIP units began on January 1, 2014.

2013 Grants of Plan-Based Awards

The following table discloses the number of plan-based awards granted in 2013 to our named executive officers and the grant date fair value of these awards.

Name	Grant Date	Action Date(1)	Estimated Future Payouts under Equity Incentive Plan Awards(2) Target (#)	All Other Stock Awards: Number of Shares of Stock or Stock Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Anthony E. Malkin	10/7/13	10/6/13	—	—	—

David A. Karp	10/7/13	10/6/13	22,019	66,058	943,747

Thomas P. Durels	10/7/13	10/6/13	76,096	228,288	3,261,475

Thomas N. Keltner, Jr.	10/7/13	10/6/13	48,615	145,846	2,083,651

(1)	On October 6, 2013, our Board of Directors, as constituted prior to our initial public offering, approved the awards reflected in this table, effective upon the completion of our initial public offering, which closed on October 7, 2013.
(2)	Represents performance-based LTIP units granted to each named executive officer, other than Mr. Malkin, pursuant to our Equity Incentive Plan. Performance-based LTIP units may range from the vesting of no Performance-based LTIP units to the amount set forth in the table. Accordingly, the “Threshold” and “Maximum” columns are not applicable and have been omitted. These performance-based LTIP units will vest based on the company’s absolute and relative annualized total shareholder return (“TSR”) over a three-year performance period commencing on October 2, 2013. The earned performance-based LTIP units will then vest 50% on October 7, 2016, the end of the three year performance period, and 50% on October 7, 2017, conditioned on continued employment. For more information about the performance goals, see “-- Long-Term Equity Incentive Compensation.”
(3)	Represents time-based LTIP units granted to each named executive officer, other than Mr. Malkin, pursuant to our Equity Incentive Plan. These time-based LTIP units vest 25% ratably on each of the first four anniversaries of the grant date, subject to continued employment by the executive officer.
(4)	The amounts included in this column represent the full grant date fair value of the LTIP unit computed in accordance with ASC Topic 718, which is $5.81 per unit for the performance-based LTIP units and $12.35 per unit for the time-based LTIP units. A discussion of the assumptions used in calculating these values can be found in Note 11 to our 2013 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2013.

Name	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Anthony E. Malkin	—	—	—	—

David A. Karp	66,058	1,010,687	22,019	336,891

Thomas P. Durels	228,288	3,492,806	76,096	1,164,269

Thomas N. Keltner, Jr.	145,846	2,231,444	48,615	743,810

(1)	This table does not include LTIP unit grants made in January 2014 reflecting performance in 2013 because they were not outstanding at December 31, 2013. Such grants are described above under “— 2013 Long-Term Equity Incentive Compensation.”
(2)	LTIP units granted to our named executive officers (other than Mr. Malkin) in connection with our initial public offering, which vest 25% ratably on each of October 7, 2014, 2015, 2016 and 2017.
(3)	Calculated assuming that the value of an LTIP unit on December 31, 2013 was equal to the value of a share of our Class A common stock on such date of $15.30.
(4)	LTIP units granted to our named executive officers (other than Mr. Malkin) in connection with our initial public offering, which vest based on our company’s absolute and relative annualized total shareholder return (“TSR”) over a three-year performance period commencing on October 2, 2013, and then 50% ratably on each of October 7, 2016 and 2017. For more information about the performance goals, see “Long-Term Equity Incentive Compensation.”

2013 Option Exercises and Stock Vested

None of our named executive officers were granted stock options or had any stock awards that vested during 2013.

Employment Agreement and Equity Award Agreements

On October 7, 2013, we entered into a written employment agreement with Anthony E. Malkin. The employment agreement has an initial term of three years, and provides for up to two automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of non-renewal prior to the expiration of the then current term. The employment agreement requires Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the employment agreement.

Mr. Malkin’s employment agreement provides for:

•	an annual base salary of $500,000, subject to increases on an annual basis in the discretion of our Compensation Committee;

•	eligibility for annual cash performance bonuses with a target equal to 200% of Mr. Malkin’s annual base salary, based on the satisfaction of objective and individual performance goals established by our Compensation Committee;
•	participation in our long-term incentive program, including grants under our Equity Incentive Plan, as well as other incentive, savings, 401(k) or other retirement plans applicable generally to our senior executives. Other than with respect to the grants we made upon the completion of our initial public offering to executive officers other than Mr. Malkin, the amount of awards granted to Mr. Malkin under our Equity Incentive Plan must be no less than that granted to other senior executives and be reasonable in light of the contributions made or expected to be made by Mr. Malkin for the period for which such grant is made;
•	participation in all of our benefit plans and entitlement to receive benefits and perquisites at a level no less favorable than those provided to our other senior executives;
•	a company-owned or leased automobile and a driver with a value of up to $150,000 per year (as adjusted);
•	administrative assistance and office space for Mr. Malkin, and services reasonably acceptable to him, so long as Mr. Malkin is providing services to us in any capacity; and
•	reimbursement of all reasonable legal fees and related expenses relating to the negotiation and documentation of the employment agreement and other agreements entered into by Mr. Malkin in connection with our initial public offering and related formation transactions.

As discussed above, our executives received grants of LTIP Units in connection with our initial public offering. Such grants are governed by the terms of the underlying equity awards agreements. The consequences of a termination of employment of Mr. Malkin pursuant to his employment agreement and equity award agreements are as follows:

Termination Without Cause or for Good Reason

Upon a termination of employment by us for any reason other than for “cause” or by Mr. Malkin for “good reason” (each as defined in the employment agreement), subject to Mr. Malkin’s and the company’s execution of a mutual release of claims in the form provided for in the employment agreement, Mr. Malkin will be entitled to:

•	annual base salary and other benefits earned but unpaid prior to the date of termination;
•	earned but unpaid annual bonus for the prior fiscal year;
•	a lump sum amount equal to two times the sum of Mr. Malkin’s then-current annual base salary plus the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years;
•	a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (without the exercise of any negative discretion), to be paid at the end of the performance period;
•	for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Mr. Malkin as if he continued to be our employee;
•	equity awards subject to time-based vesting immediately vest in full;
•

equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full; and
•	stock options will remain exercisable for three years following the termination, but in no event later than their expiration.

Termination Without Cause or for Good Reason Following a Change in Control

Upon a termination of employment by us for any reason other than for “cause” or by Mr. Malkin for “good reason” within two years following a “change in control” (as defined in our Equity Incentive Plan), subject to Mr. Malkin’s and the company’s execution of a mutual release of claims in the form provided for in the employment agreement, Mr. Malkin will be entitled to:

•	annual base salary and other benefits earned but unpaid prior to the date of termination;
•	earned but unpaid annual bonus for the prior fiscal year;
•	a lump sum amount equal to three times the sum of Mr. Malkin’s then-current annual base salary plus the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years;
•	a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (without the exercise of any negative discretion), to be paid at the end of the performance period;
•	for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Mr. Malkin as if he continued to be our employee;
•	equity awards subject to time-based vesting immediately vest in full;
•	equity awards subject to performance-based vesting will vest to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination (or, if more favorable, the date of the change in control); and
•	stock options will remain exercisable for three years following the termination, but in no event later than their expiration.

Termination Due to Death or Disability

Upon Mr. Malkin’s termination due to his death or “disability” (as defined in the employment agreement), Mr. Malkin, or his estate, will be entitled to:

•	annual base salary and other benefits earned but unpaid prior to the date of termination;
•	earned but unpaid annual bonus for the prior fiscal year;
•	a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (without the exercise of any negative discretion), to be paid at the end of the performance period;
•	equity awards subject to time-based vesting immediately vest in full;
•	equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full; and
•	stock options will remain exercisable for three years following the termination, but in no event later than their expiration.

Termination Due to Retirement

Pursuant to the terms of Mr. Malkin’s equity award agreements, upon the executive’s resignation following the later of (x) the executive’s 60th birthday and (y) the executive completing ten years of service (including service with our predecessors), he will be entitled to:

•	equity awards subject to time-based vesting immediately vest in full; and
•	equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full.

Resignation (not for Good Reason) or Non-Renewal

Upon a termination of employment by Mr. Malkin for any reason other than “good reason,” or by notice by him or us of non-renewal of the employment agreement, Mr. Malkin will be entitled to:

•	annual base salary and other benefits earned but unpaid prior to the date of termination; and
•	subject to Mr. Malkin’s and our company’s execution of a mutual release of claims, earned but unpaid annual bonus for the prior fiscal year.

Termination for Cause

Upon a termination of employment by us for “cause,” Mr. Malkin will be entitled only to annual base salary and other benefits earned but unpaid prior to the date of termination.

In the event that any amount payable to Mr. Malkin is determined to be an excess parachute payment under Section 280G of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 280G of the Code, unless that reduction would result in Mr. Malkin receiving a lesser net after-tax amount.

Although the employment agreement requires Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the employment agreement, Mr. Malkin may (i) serve on the board of one or more business corporations identified by Mr. Malkin and with the consent of our Board of Directors (such consent not to be unreasonably withheld), (ii) participate in charitable, civic, educational, professional, community or industry affairs, and (iii) manage his and his family’s personal investments (including the excluded properties and excluded businesses (as defined under “Certain Relationships and Related Transactions – Excluded Properties and Businesses”)), including providing services to or maintaining a family office for purposes of managing such investments, provided that (x) the activities set out in clauses (i), (ii), and (iii) shall be limited by Mr. Malkin so as not to interfere materially, individually or in the aggregate, with the performance of his duties and responsibilities under his employment agreement or create a potential business or fiduciary conflict and (y) with respect to the activities set out in clause (iii), such activities shall be limited to non-controlling investments to the extent such investments are office or retail real estate properties located in New York County, New York, Fairfield County, Connecticut, Westchester County, New York, and any other geographic area in which we invest in such properties.

The employment agreement contains standard confidentiality and mutual non-disparagement provisions, which will apply indefinitely, and non-competition, no-hire and non-solicitation provisions, which will apply during the term of the employment agreement and will continue for a period of two years following the termination of Mr. Malkin’s employment.

The employment agreement provides that until the later of the date on which (i) Mr. Malkin is no longer serving as our Chief Executive Officer and (ii) Mr. Malkin and his affiliates no longer hold (x) on a consolidated basis at least 50% of our Class A common stock, Class B common stock and operating partnership units in our Operating Partnership, held by Mr. Malkin and his affiliates as of the date of the closing of the consolidation and (y) 10% or more of the voting power of our outstanding common stock voting together as a single class, our Board of Directors shall cause Mr. Malkin to be nominated for re-election to our Board of Directors at the expiration of the then current term. Unless Mr. Malkin has resigned as a director, for so long as the foregoing ownership thresholds are met, this obligation shall survive beyond the expiration of the term of Mr. Malkin’s employment agreement and the termination of Mr. Malkin employment for any reason other than for “cause” (as defined in the employment agreement), unless prohibited by legal or regulatory requirements. Failure of our Board of Directors to nominate Mr. Malkin for election to our Board of Directors, the failure of Mr. Malkin to be elected or re-elected, or his removal as a member of our Board of Directors constitute “good reason” under the employment agreement.

All disputes, except equitable enforcement of restrictive covenants, under the employment agreement will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, Mr. Malkin’s petitioner’s filing fee. If an arbitrator determines that Mr. Malkin has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees which Mr. Malkin incurs in such arbitration.

Change in Control Severance Agreements and Equity Award Agreements

On October 7, 2013, we entered into written change in control severance agreements with Messrs. Karp, Durels and Keltner. The change in control severance agreements will terminate two years after the date of any written notice of termination from us to the applicable executive officer; provided, that if a “change in control” (as defined in our Equity Incentive Plan) occurs while the agreement is still operative, any written notice to the executive officer terminating the agreement will not be effective prior to the second anniversary of the “change in control.”

As discussed above, our executives received grants of LTIP Units in connection with our initial public offering. Such grants are governed by the terms of the underlying equity awards agreements.

The consequences of a termination of employment of the executives pursuant to the change in control agreements and equity award agreements are as follows:

Termination Without Cause or for Good Reason Following a Change in Control

Upon a termination of employment by us for any reason other than “cause,” by the executive officer for “good reason,” or in the event of the executive officer’s death or “disability” (each as defined in the change in control severance agreements) within two years following a “change in control,” subject to the executive officer’s execution of a release of claims, the executive officer will be entitled to:

•	annual base salary and other benefits earned but unpaid;
•	earned but unpaid annual bonus for the prior fiscal year;
•	an amount equal to two times the sum of the executive officer’s then-current annual base salary plus the average bonus earned over the three most-recently completed fiscal years;
•	a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (without the exercise of any negative discretion), and paid at the end of the performance period;

•	for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to the executive officer as if he continued to be our employee;
•	equity awards subject to time-based vesting immediately vest in full; and
•	equity awards subject to performance-based vesting will vest either (x) on a pro-rated basis based on performance from the commencement of the performance period through the date of termination, or (y) with respect to the entire award based on performance from the commencement of the performance period through the date of the change in control, whichever is more favorable.

Termination Due to Death or Disability Following a Change in Control

In the event of the applicable executive officer’s death or “disability,” the executive officer will be entitled to his accrued and unpaid annual base salary and other benefits, as well as any earned but unpaid annual bonus for the prior fiscal year. In addition, pursuant to the terms of the executives’ equity award agreements:

•	equity awards subject to time-based vesting immediately vest in full; and
•	equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full.

Resignation (not for Good Reason, Following a Change in Control)

Upon a termination by the executive officer for any reason other than “good reason,” the executive officer will be entitled to his accrued and unpaid annual base salary and other benefits, as well as any earned but unpaid annual bonus for the prior fiscal year.

Termination Without Cause or for Good Reason (not Following a Change in Control)

Pursuant to the terms of the executives’ equity award agreements, upon a termination of employment by us for any reason other than “cause,” or the executive’s resignation for “good reason”, the executive officer will be entitled to:

•	equity awards subject to time-based vesting immediately vest in full; and
•	equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full.

Termination Due to Retirement (Whether or not Following a Change in Control)

Pursuant to the terms of the executives’ equity award agreements, upon the executive’s resignation following the later of (x) the executive’s 60th birthday and (y) the executive completing ten years of service (including service with our predecessors), the executive officer will be entitled to:

•	equity awards subject to time-based vesting immediately vest in full; and
•

equity awards subject to performance-based vesting will vest (i) if the termination occurs before the performance period ends, on a pro-rated basis to the extent the underlying performance requirements have been met based on performance from the commencement of the performance period through the date of termination, and (ii) if the termination occurs after the performance period ends, the LTIP units or restricted shares will vest in full.

In the event that any amount payable to an executive officer is determined to be an excess parachute payment under Section 280G of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 280G of the Code, unless that reduction would result in the executive receiving a lesser net after-tax amount.

The change in control severance agreements also contain standard confidentiality and mutual non-disparagement provisions, which will apply indefinitely, and non-competition, no-hire and non-solicitation provisions, which will apply during the term of the agreements and will continue for a period of two years following such termination of employment.

All disputes, except equitable enforcement of restrictive covenants, under the change in control severance agreements will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, the executive officer’s petitioner’s filing fee. If an arbitrator determines that the applicable executive officer has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees which the executive officer incurs in such arbitration.

Potential Payments Upon Termination

As set forth above in “Employment Agreement and Equity Award Agreements” and “Change in Control Severance Agreements and Equity Award Agreements” our named executive officers will be entitled to certain compensation and benefits in the event of termination of employment. Assuming a termination of employment and change in control (if applicable) occurred on December 31, 2013 and the price per share of our common stock on the date of termination of $15.30, the amount of compensation that would have been payable to each named executive officer in each situation is listed in the table below.

Benefits and Payments Upon Termination	Severance $	Cash Bonus(1) $	Continued Medical Benefits $	Time-Based LTIP Units(2) $	Performance- Based LTIP Units $	Total $
Anthony E. Malkin

Involuntary Termination Not for Cause or Resignation for Good Reason	3,500,000	1,000,000	25,392	—	—	4,525,392

Involuntary Termination Not for Cause or Resignation for Good Reason Following Change in Control	5,250,000	1,000,000	25,392	—	—	6,275,392

Death or Disability	—	1,000,000	—	—	—	1,000,000

Termination For Cause	—	—	—	—	—	—

Resignation or Non-Renewal of Employment Contract	—	1,000,000	—	—	—	1,000,000

Retirement	—	—	—	—	—	—

Benefits and Payments Upon Termination	Severance $	Cash Bonus(1) $	Continued Medical Benefits $	Time-Based LTIP Units(2) $	Performance- Based LTIP Units $	Total $
David A. Karp

Involuntary Termination Not for Cause or Resignation for Good Reason	—	—	—	1,010,687	27,356	1,038,043

Involuntary Termination Not for Cause or Resignation for Good Reason Following Change in Control	2,000,000	351,000	16,556	1,010,687	336,891	3,715,134

Death or Disability	—	—	—	1,010,687	27,356	1,038,043

For Cause Termination	—	—	—	—	—	—

Resignation or Non-Renewal of Change in Control Contract	—	—	—	—	—	—

Retirement	—	—	—	1,010,687	27,356	1,038,043

Benefits and Payments Upon Termination	Severance $	Cash Bonus(1) $	Continued Medical Benefits $	Time-Based LTIP Units(2) $	Performance- Based LTIP Units $	Total $
Thomas P. Durels

Involuntary Termination Not for Cause or Resignation for Good Reason	—	—	—	3,492,806	94,539	3,587,345

Involuntary Termination Not for Cause or Resignation for Good Reason Following Change in Control	1,900,000	351,000	25,301	3,492,806	1,164,269	6,933,376

Death or Disability	—	—	—	3,492,806	94,539	3,587,345

For Cause Termination	—	—	—	—	—	—

Resignation or Non-Renewal of Change in Control Contract	—	—	—	—	—	—

Retirement	—	—	—	3,492,806	94,539	3,587,345

Benefits and Payments Upon Termination	Severance $	Cash Bonus(1) $	Continued Medical Benefits $	Time-Based LTIP Units(2) $	Performance- Based LTIP Units $	Total $
Thomas N. Keltner, Jr.

Involuntary Termination Not for Cause or Resignation for Good Reason	—	—	—	2,231,444	60,404	2,291,848

Involuntary Termination Not for Cause or Resignation for Good Reason Following Change in Control	1,700,000	202,500	16,556	2,231,444	743,810	4,894,310

Death or Disability	—	—	—	2,231,444	60,404	2,291,848

For Cause Termination	—	—	—	—	—	—

Resignation or Non-Renewal of Change in Control Contract	—	—	—	—	—	—

Retirement	—	—	—	2,231,444	60,404	2,291,848

(1)	For purposes of this table, the amount of the cash bonus component of severance equals the target bonus of each executive with respect to 2013. In future years the amount of the cash bonus component of severance may be more or less than target bonus based on the company’s performance.
(2)	Calculated assuming that the value of an LTIP unit on December 31, 2013 was equal to the value of a share of our Class A common stock on such date of $15.30.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 14, 2014, regarding the beneficial ownership of shares of our common stock and units of partnership interest in Empire State Realty OP, L.P. by:

•	each of our directors;
•	each of our named executive officers;
•	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock; and
•	all of our directors and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days after April 14, 2014 (unless otherwise noted).

On April 14, 2014, there were:

•	95,617,377 shares of our common stock outstanding, 94,341,093 of which represent Class A common stock, 154,154 of which represent restricted Class A common stock, and 1,122,130 of which represent Class B common stock (each of which may be exchanged on a one-for-one basis for shares of our Class A common stock);
•	150,275,656 operating partnership units of our operating partnership outstanding, consisting of: (i) 83,674,709 Series PR operating partnership units, 46,134,135 Series ES operating partnership units, 12,570,434 Series 60 operating partnership units, 6,578,014 Series 250 operating partnership units, each of which may be exchanged for cash, or at our option, shares of Class A common stock on a one-for-one basis beginning on October 8, 2014; and (ii) 1,318,364 LTIP units issued pursuant to our Equity Incentive Plan, each of which, upon the satisfaction of certain conditions, is convertible into operating partnership units of our operating partnership.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Unless otherwise indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of All Shares of Common Stock(1)	Number of Shares of Common Stock and Operating Partnership Units Beneficially Owned(2)	Percentage of All Shares of Common Stock and Operating Partnership Units(2)
Anthony E. Malkin(3)	29,515,039	19.6%	29,750,388	12.1%
William H. Berkman	25,000	*	36,538	**
Alice M. Connell	—	*	11,538	**
Thomas J. DeRosa	—	*	11,538	**
Steven J. Gilbert	20,000	*	31,538	**
S. Michael Giliberto	1,500	*	13,038	**
Lawrence E. Golub(4)	130,000	*	141,538	**
David A. Karp	—	*	141,876	**
Thomas P. Durels	120,350	*	483,545	**
Thomas N. Keltner, Jr.(5)	—	*	669,470	**
All directors and executive officers as a group (10 persons)	29,811,899	19.8%	31,291,007	12.7%

5% or Greater Owners
Cohen & Steers, Inc.(6)	14,052,837	9.3%	—	—
Southeastern Asset Management, Inc. (7)	12,415,753	8.2%	—	—
Invesco Ltd.(8)	5,913,023	3.9%	—	—
American Century Investment Management, Inc.(9)	4,801,534	3.2%	—	—
BlackRock, Inc.(10)	4,841,484	3.2%	—	—

*	Represents less than 1% of the number of shares of Class A common stock and Class B common stock outstanding.
**	Represents less than 1% of the number of shares of Class A common stock, Class B common stock and operating partnership units, including shares of restricted Class A common stock and LTIP units outstanding.

(1)	For purposes of this column, ownership of each share of Class B common stock is treated as 50 shares of Class A common stock. The number of shares of common stock outstanding is based on 150,601,746 votes, the aggregate number of votes that may be cast by our common stockholders (i.e., each share of Class B common stock is treated as 50 shares of Class A common stock for this purpose). The number of shares of common stock outstanding excludes operating partnership units and LTIP units which are not convertible into shares of Class A common stock.
(2)	Includes LTIP units which are not convertible into operating partnership units. The LTIP units shown in the table are subject to time or performance based vesting conditions as follows: (i) Anthony E. Malkin: 117,686 time-based LTIP units and 117,687 performance-based LTIP units; (ii) William H. Berkman: 11,538 time-based LTIP units; (iii) Alice M. Connell: 11,538 time-based LTIP units; (iv) Thomas J. DeRosa: 11,538 time-based LTIP units; (v) Steven J. Gilbert: 11,538 time-based LTIP units; (vi) S. Michael Giliberto: 11,538 time-based LTIP units; (vii) Lawrence E. Golub: 11,538 time-based LTIP units; (viii) David A. Karp: 92,957 time-based LTIP units and 48,919 performance-based LTIP units; (ix) Thomas P. Durels: 255,187 time-based LTIP units and 102,996 performance-based LTIP units; and (x) Thomas N. Keltner, Jr.: 154,622 time-based LTIP units and 57,391 performance-based LTIP units. See “Compensation Discussion and Analysis -- Elements of Our Compensation Program” for a discussion of the vesting conditions of the LTIP units.
(3)	Includes 9,406 shares of Class A common stock, 538,578 shares of Class B common stock and 26,390,300 operating partnership units held by: (i) family trusts and entities for which Anthony E. Malkin has sole voting and investment power as sole manager or sole trustee, as applicable, or Anthony E. Malkin and his wife have shared voting and investment power as managers or trustees, as applicable, (ii) family trusts for the benefit of Anthony E. Malkin’s children and/or (iii) Anthony E. Malkin’s wife; and of which, in each case, Anthony E. Malkin disclaims beneficial ownership of such shares and units except to the extent of his pecuniary interest therein. Operating partnership units beneficially owned by Anthony E. Malkin comprise only of Series PR operating partnership units and LTIP units.

(4)	These shares are directly owned by Whitehall Capital Investors IV, LLC for the benefit of Mr. Golub, and are held in a pledged account.
(5)	Includes 128,740 operating partnership units held by Thomas N. Keltner, Jr. Revocable Trust dated February 23, 2008, for which Thomas N. Keltner, Jr. is the trustee and 328,717 operating partnership units held by Paula S. Keltner Revocable Trust dated March 1, 2008, for which the Thomas N. Keltner, Jr.’s wife is the trustee.
(6)	Based solely on information provided on a Schedule 13G-A filed with the SEC on November 20, 2013. The business address of Cohen & Steers is 280 Park Avenue, New York, NY 10017.
(7)	Based solely on information provided on a Schedule 13G-A filed with the SEC on February 10, 2014. The business address of Southeastern Asset Management is 6410 Poplar Ave., Suite 900, Memphis, TN 38119.
(8)	Based solely on information provided on a Schedule 13G filed with the SEC on February 10, 2014. The business address of Invesco Ltd. is 1555 Peachtree Street, NE, Atlanta, GA 30309.
(9)	Based solely on information provided on a Schedule 13G filed with the SEC on February 13, 2014. The business address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, MO 64111.
(10)	Based solely on information provided on a Schedule 13G filed with the SEC on January 29, 2014. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely on a review of the copies of the forms received and written representations, we believe that during fiscal year 2013, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities complied with the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Formation Transactions

Each property that is owned by us through our operating partnership was owned directly or indirectly by the entities comprising our predecessor or was a property in which our predecessor had a non-controlling interest. Each of the existing entities had entered into a contribution agreement with us and our operating partnership in connection with the formation transactions, pursuant to which substantially concurrently with the completion of our initial public offering it contributed its assets (including its ownership interests in any of the properties) and liabilities to our operating partnership or our operating partnership’s subsidiaries in exchange for shares of our common stock, operating partnership units and/or cash, which it distributed to its equity owners in accordance with their individual elections. Each of our predecessor’s management companies had entered into a merger agreement with us and our operating partnership in connection with the formation transactions, pursuant to which certain subsidiaries of our operating partnership merged with and into such management company or pursuant to which such management company merged with and into subsidiaries of us in exchange for shares of our common stock and/or operating partnership units, which was issued to the equity owners of such management company. In addition, each of (i) the Malkin Group (as defined below) and (ii) the Helmsley estate and entities affiliated therewith, including the Leona M. and Harry B. Helmsley Charitable Trust, entered into contribution agreements and merger agreements with us and our operating partnership, pursuant to which each of them contributed their direct or indirect interests in certain existing entities to us in exchange for operating partnership units, shares of common stock and/or cash. The operating partnership units and shares of common stock that we issued in the formation transactions to investors in the public existing entities were registered pursuant to a registration statement on Form S-4 that we separately filed with the SEC. To the extent that we or our subsidiaries (other than our operating partnership and its subsidiaries) were a party directly to certain mergers in the formation transactions, we contributed the assets received in such merger transactions to our operating partnership in exchange for operating partnership units. The value of the shares of our common stock and operating partnership units that we issued, and the amount of cash that we paid, in connection with the formation transactions aggregated approximately $2.8 billion based on the actual public offering price of our Class A common stock in our initial public offering. The existing entities and our predecessor’s management companies declared final distributions, inclusive of reimbursement of expenses incurred in connection with the formation transactions, to the investors in such entities, including members of our senior management team and certain of our directors, in an amount of approximately $180.0 million in the aggregate, and of which $38.9 million was paid to the Malkin Group, including Peter L. Malkin and Anthony E. Malkin, in accordance to their ownership interests in each applicable existing entity and predecessor management company.

The contribution agreements and merger agreements referenced above generally contained representations by existing entities and predecessor management companies with respect to the ownership of their assets and certain other limited matters. While these representations and warranties survived the closing of the formation transactions, neither the existing entities nor any of their members, managers, officers or employees, to the extent applicable, will be liable for any breaches of the surviving representations or warranties. Accordingly, our sole remedy against the existing entities (which liquidated after completion of the formation transactions) would be for breach of contract. Additionally, the continuing investors provided us with no indemnification for breaches of the surviving representations and warranties contained in the merger agreements and contribution agreements. However, in connection with the formation transactions, Anthony E. Malkin and his siblings, Scott D. Malkin and Cynthia M. Blumenthal, entered into a representation, warranty and indemnity agreement, with us, pursuant to which they made limited representations and warranties to us regarding the entities, properties and assets that we acquired the formation transactions for one year following the completion of our initial public offering and agreed to indemnify us and our operating partnership for breaches of such representations subject to a $1 million deductible and a cap of $25 million. They pledged operating partnership units and shares of Class A common stock to our operating partnership with a value equal to $25 million in order to secure their indemnity obligation, and such operating partnership units and shares of common stock are the sole recourse of our operating partnership in the case of a breach of any representation or warranty or other claim for indemnification.

Under the contribution and merger agreements, Anthony E. Malkin directly and/or indirectly received 210,289 shares of our Class A common stock, 586,095 shares of our Class B common stock, and 28,718,631 operating partnership units, representing, in aggregate, a 12.0% beneficial interest in our company on a fully diluted basis, and Peter L. Malkin directly and/or indirectly received 2,772 shares of our Class A common stock, 100,084 shares of our Class B common stock, and 6,027,867 operating partnership units representing, in aggregate, a 2.5% beneficial interest in our company on a fully diluted basis. The Malkin Group, which includes Anthony E. Malkin, Peter L. Malkin and their related parties and affiliates, directly and/or indirectly received 396,025 shares of our Class A common stock, 747,435 shares of our Class B common stock, and 37,748,249 operating partnership units, representing, in aggregate, a 15.8% beneficial interest in our company on a fully diluted basis. Other members of our senior management team received an aggregate of 1,167,336 operating partnership units, and 2,407 shares of our Class B common stock representing a 0.5% interest on a fully diluted basis.

We did not conduct arm’s-length negotiations with the parties involved regarding the terms of the formation transactions. In the course of structuring the formation transactions, certain members of our senior management team and other contributors had the ability to influence the type and level of benefits they received from us. Additionally, Anthony E. Malkin has a conflict of interest because we entered into agreements granting us the option to acquire long-term leasehold and/or sub-leasehold interests in the option properties in which the Malkin Group controls and owns economic interests. As a result, an exercise of such options by us could economically benefit him. A majority of our independent directors must approve the price and terms of the acquisition of interests in each of our option properties.

The term “Malkin Group” means all of the following, as a group: Anthony E. Malkin, Peter L. Malkin and each of their spouses and lineal descendants (including spouses of such descendants), any estates of any of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin or any permitted successor in such entity for the benefit of any of the foregoing; provided, however that solely with respect to tax protection rights and parties who entered into the contribution agreements described in this Proxy Statement, the Malkin Group shall also include the lineal descendants of Lawrence A. Wien and his spouse (including spouses of such descendants), any estates of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin for the benefit of the foregoing.

Tax Protection Agreement

In connection with the completion of our initial public offering and formation transactions, we entered into a tax protection agreement with Anthony E. Malkin and Peter L. Malkin that is intended to protect the Malkin Group and an additional third party investor in Metro Center (who was one of the original landowners and was involved in the development of the property) against certain of the tax consequences described above to a limited extent.

First, this agreement provides that our operating partnership will not sell, exchange, transfer or otherwise dispose of four properties (10 Bank Street, 1542 Third Avenue, First Stamford Place and Metro Center), which we refer to in this section as protected assets, or any interest in a protected asset for a period of 12 years, with respect to First Stamford Place and the later of (x) eight years from the closing of our initial public offering or (y) the death of Peter L. Malkin and Isabel W. Malkin who are 80 and 77 years old, respectively, for 10 Bank Street, 1542 Third Avenue and Metro Center unless:

(1)	Anthony E. Malkin consents to the sale, exchange, transfer or other disposition;

(2)	our operating partnership delivers to each protected party thereunder a cash payment intended to approximate the tax liability arising from the recognition of the pre-contribution built-in gain resulting from the sale, exchange, transfer or other disposition of such protected asset (with the pre-contribution “built-in gain” being not more than the taxable gain that would have been recognized by such protected party had the protected asset been sold for fair market value in a taxable transaction at the time of the consolidation) plus an additional amount so that, after the payment of all taxes on amounts received pursuant to the agreement (including any tax liability incurred as a result of receiving such payment), the protected party retains an amount equal to such protected party’s total tax liability incurred as a result of the recognition of the pre-contribution built-in gain pursuant to such sale, exchange, transfer or other disposition; or

(3)	the disposition does not result in a recognition of any built-in gain by the protected party.

Second, with respect to the Malkin Group, including Anthony E. Malkin and Peter L. Malkin, and one additional third party investor in Metro Center (who was one of the original landowners and was involved in the development of the property), to protect against gain recognition resulting from a reduction in such continuing investor’s share of the operating liabilities, the agreement provides that during the period from the closing of our initial public offering until such continuing investor owns less than the aggregate number of operating partnership units and shares of common stock equal to 50% of the aggregate number of such units and shares they received in the formation transactions, which we refer to in this section as the tax protection period, our operating partnership will (i) refrain from prepaying any amounts outstanding under any indebtedness secured by the protected assets and (ii) use commercially reasonable efforts to refinance such indebtedness at or prior to maturity at its current principal amount, or, if our operating partnership is unable to refinance such indebtedness at its current principal amount, at the highest principal amount possible. The agreement also provides that, during the tax protection period, our operating partnership will make available to such continuing investors the opportunity (i) to enter into a “bottom dollar” guarantee of their allocable share of $160.0 million of aggregate indebtedness of our operating partnership meeting certain requirements or (ii) in the event our operating partnership has recourse debt outstanding and such a continuing investor agrees in lieu of guaranteeing debt pursuant to clause (i) above, to enter into a deficit restoration obligation, in each case, in a manner intended to provide an allocation of operating partnership liabilities to the continuing investor. In the event that a continuing investor guarantees debt of our operating partnership, such continuing investor will be responsible, under certain circumstances, for the repayment of the guaranteed amount to the lender in the event that the lender would otherwise recognize a loss on the loan, such as, for example, if property securing the loan was foreclosed and the value was not sufficient to repay a certain amount of the debt. A deficit restoration obligation is a continuing investor’s obligation, under certain circumstances, to contribute a designated amount of capital to our operating partnership upon our operating partnership’s liquidation in the event that the assets of our operating partnership are insufficient to repay our operating partnership liabilities.

Because we expect that our operating partnership will at all times have sufficient liabilities to allow it to meet its obligations to allocate liabilities to its partners that are protected parties under the tax protection agreement, our operating partnership’s indemnification obligation with respect to “certain tax liabilities” would generally arise only in the event that the operating partnership disposes in a taxable transaction of a protected asset within the period specified above in a taxable transaction. In the event of such a disposition, the amount of our operating partnership’s indemnification obligation would depend on several factors, including the amount of “built-in gain,” if any, recognized and allocated to the indemnified partners with respect to such disposition and the effective tax rate to be applied to such gain at the time of such disposition.

The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the tax protection agreement, our operating partnership has agreed to use the “traditional method” for accounting for book-tax differences for the properties acquired by our operating partnership in the consolidation. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (ii) in the event of a sale of such properties, could cause us to be allocated gain in excess of its corresponding economic or book gain (or taxable loss that is less than its economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership.

Partnership Agreement

In connection with the completion of our initial public offering and formation transactions, we entered into an operating partnership agreement with the various persons that received operating partnership units in the formation transactions, including certain members of our senior management team and our other continuing investors. As a result, such persons have become limited partners of our operating partnership.

Pursuant to the operating partnership agreement, limited partners of our operating partnership will have rights beginning 12 months after the completion of our initial public offering to require our operating partnership to redeem all or part of their operating partnership units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their operating partnership units for shares of our Class A common stock on a one-for-one basis subject to certain adjustments and the restrictions on ownership and transfer.

Registration Rights

We entered into a registration rights agreement with certain persons receiving shares of our common stock or operating partnership units in the formation transactions, including certain members of our senior management team and our other continuing investors. Under the registration rights agreement, subject to certain limitations, not later than 12 months from the beginning of the first full calendar month following the completion of our initial public offering, we will file one or more registration statements, which we refer to as the resale shelf registration statements, covering the resale of all shares of Class A common stock issued in the formation transactions (to the extent not already registered), all shares of Class A common stock issued to our independent directors, all shares of our Class A common stock issued to members of our senior management team pursuant to our Equity Incentive Plan, and all shares of Class A common stock that may be issued upon redemption of operating partnership units or upon conversion of our Class B common stock, or collectively the registrable shares. We may, at our option, satisfy our obligation to prepare and file a resale shelf registration statement with respect to shares of our Class A common stock issued upon redemption of operating partnership units or issued upon conversion of shares of our Class B common stock by filing one or more issuer shelf registration statements which, collectively with the resale shelf registration statements, we refer to as the shelf registration statements, registering the issuance by us of shares of our Class A common stock under the Securities Act, provided that we will be obligated to file an issuer shelf registration statement with respect to shares of our Class A common stock issued upon redemption of operating partnership units or issued upon conversion of shares of Class B common stock to continuing investors in the public existing entities. We have agreed to use our commercially reasonable efforts to cause each shelf registration statement to be declared effective within 120 days of filing, which we refer to as the shelf effective date. Commencing upon the shelf effective date, under certain circumstances, we will also be required to undertake an underwritten offering upon the written request of the Malkin Group, which we refer to as the holder, provided (i) the registrable shares to be registered in such offering will have a market value of at least $150 million, (ii) we will not be obligated to effect more than two underwritten offerings during any 12-month period following the resale shelf effective date; and (iii) the holder will not have the ability to effect more than four underwritten offerings. In addition, commencing April 8, 2014 and ending on the shelf effective date (unless the resale shelf registration statement has not been declared effective on the shelf effective date, in which case during each 180 day period following the shelf effective date), the holder will have demand rights to require us, subject to certain limitations, to undertake an underwritten offering with respect to the registrable shares having a market value of at least $150 million under a registration statement, provided, however, that any such registration shall not be counted for purposes of determining the four underwritten offerings described in the preceding sentence. In addition, if we file a registration statement with respect to an underwritten offering for our own account or on behalf of the holder, the holder will have the right, subject to certain limitations, to register such number of registrable shares held by him, her or it as each such holder requests. With respect to underwritten offerings on behalf of the holder, we will have the right to register such number of primary shares as we request; provided, however, that if cut backs are required by the managing underwriters of such an offering, our primary shares shall be cutback first (but in no event will our shares be cut back to less than $25 million).

We have also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by us, but excluding underwriting discounts and commissions, any out-of-pocket expenses (except we will pay any holder’s out-of-pocket fees (including disbursements of such holder’s counsel, accountants and other advisors) up to $25,000 in the aggregate for each underwritten offering and each filing of a resale shelf registration statement or demand registration statement), and any transfer taxes.

Employment Agreement and Change in Control Severance Agreements

In connection with the completion of our initial public offering, we entered into an employment agreement with Anthony E. Malkin, which provides for salary, bonuses and other benefits, including among other things, severance benefits upon a termination of employment under certain circumstances and the issuance of equity awards. See “Compensation of Our Executive Officers – Employment Agreement and Equity Award Agreements”. In addition, we entered into change in control severance agreements with David A. Karp, Thomas P. Durels and Thomas N. Keltner, Jr. See “Compensation of Our Executive Officers – Change in Control Severance Agreements and Equity Award Agreements”.

Indemnification of Our Directors and Officers

In connection with the completion of our initial public offering, we entered into indemnification agreements with each of our directors, executive officers, chairman emeritus and certain other parties, providing for the indemnification by us for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against (i) our directors, executive officers and chairman emeritus and (ii) our executive officers, chairman emeritus and certain other parties who are former members, managers, stockholders, directors, limited partners, general partners, officers or controlling persons of our predecessor in their capacities.

Option Agreements

We have executed option agreements with affiliates of our predecessor granting us the right to acquire long-term leasehold and/or sub-leasehold interests in 1400 Broadway and/or 112 West 34th Street (including fee title interest in a small connected structure at 122 West 34th Street), both office properties in midtown Manhattan (the “option properties”). Our subsidiary currently supervises each of the option properties pursuant to a management agreement entered into by our subsidiary and the owners of the option properties. The purchase price for each of the option properties will be based on an appraisal by independent third parties, unless we and the owners of the option properties, with the consent of the estate of Leona M. Helmsley (a member of affiliates of our predecessor and of the owners of option properties), agree to a negotiated price. We and the owners of the option properties are utilizing the appraisal process set forth in the option agreements. The deadline for the appraised value to be determined is April 7, 2014. Following such determination, we have five months within which to decide whether to exercise the option, and approximately 90 days thereafter to close any resulting purchase. As part of the option agreements, we have agreed that Anthony E. Malkin, our Chairman, Chief Executive Officer and President, will not participate in the negotiations and valuation process on our behalf. Our Chairman Emeritus, Peter L. Malkin, has also agreed not to participate in the process. In addition our Board of Directors has appointed a special committee consisting of independent members of such Board to review the appraisal or negotiation process on its behalf. A majority of the independent members of such Board of Directors must approve the price and terms of the acquisition of interests in each of the option properties. The purchase price is payable in a combination of cash, shares of our common stock and operating partnership units, but the estate of Leona M. Helmsley will have the right to elect to receive all cash. Our option expires on the later of (i) March 19, 2014 with respect to 112-122 West 34th Street and July 29, 2014 with respect to

1400 Broadway (which dates are 12 months in each case after the recently resolved litigation with respect to such property) or (ii) five months after the completion of the independent valuation described above, which completion shall not be later than six months following the closing of our initial public offering, but such expiration shall in no event be later than seven years from the completion of our initial public offering.

Excluded Properties and Businesses

Our portfolio represents all of our predecessor’s Manhattan and greater New York metropolitan area office and retail assets in which it holds a majority interest. The Malkin Group, including Anthony E. Malkin, our Chairman, Chief Executive Officer and President, owns non-controlling interests in, and Anthony E. Malkin and Peter L. Malkin control the general partners or managers of, the entities that own interests in six multi-family properties, five net leased retail properties, one former post office property in Greenwich, Connecticut which has recently commenced conversion into a single tenant property following the recent receipt of zoning authorization for such conversion, and a development parcel that is zoned for residential use. The Malkin Group also owns non-controlling interests in one Manhattan office property, two Manhattan retail properties and several retail properties outside of Manhattan, none of which will be contributed to us in the formation transactions. We refer to the non-controlling interests described above collectively as the “excluded properties.” In addition, the Malkin Group owns interests in six mezzanine and senior equity funds, two industrial funds, five residential property managers and a registered broker dealer, none of which was contributed to us in the formation transactions, and which we refer to collectively as the “excluded businesses.” The Malkin Group owns certain non-real estate family investments that will not be contributed to us in the formation transactions. Other than the Greenwich retail property, we do not believe that the excluded properties or the excluded businesses are consistent with our portfolio geographic or property type composition, management or strategic direction.

Pursuant to management and/or service agreements with the owners of interests in those excluded properties and services agreements with the five residential property managers and the managers of certain other excluded businesses which historically were managed by affiliates of our predecessor, we are designated as the manager of the excluded properties and will provide services to the owners of certain of the excluded properties and the five residential property managers and provide services and access to office space to the existing managers of the other excluded businesses (other than with respect to the registered broker dealer). As the manager or service provider, we are paid a management or other fee with respect to those excluded properties and excluded businesses (other than with respect to the registered broker dealer) where our predecessor had previously received a management fee on the same terms as the fee paid to our predecessor, and reimbursed for our costs in providing the management and other services to those excluded properties and businesses where our predecessor had not previously received a management fee. Our management of the excluded properties and provision of services to the five residential property managers and the existing managers of the other excluded businesses will represent a minimal portion of our overall business. There is no established time period in which we will manage such properties or provide services to the owners of certain of the excluded properties and the five residential property managers and provide services and access to office space to the existing managers of the other excluded businesses and Peter L. Malkin and Anthony E. Malkin expect to sell certain of these properties or unwind certain of these businesses over time. We are not precluded from acquiring all or certain interests in the excluded properties or businesses. If we were to attempt any such acquisition, we anticipate that Anthony E. Malkin, our Chairman, Chief Executive Officer and President, will not participate in the negotiation process on our behalf with respect to our potential acquisition of any of these excluded properties or businesses and the approval of a majority of our independent directors will be required to approve any such acquisition.

Reimbursement of Pre-Closing Transaction Costs

As part of the contribution and option agreements, $103.8 million of expenses incurred in connection with the formation transactions and our initial public offering were reimbursed from the proceeds of our initial public offering. The existing entities and our predecessor’s management companies declared final distributions, inclusive of reimbursement of these expenses, to the investors in such entities, including members of our senior management team and certain of our directors, in an amount of approximately $180.0 million in the aggregate, and of which $38.9 million was paid to the Malkin Group, including Peter L. Malkin and Anthony E. Malkin, in accordance to their ownership interests in each applicable existing entity and predecessor management company.

Repayment of Loans to Property Owning Entities

We used a portion of the net proceeds from our initial public offering to repay a loan in the amount of $3.6 million made in connection with 500 Mamaroneck Avenue to fund leasing costs at the property, of which approximately $1.2 million of such loan was made by Anthony E. Malkin and Peter L. Malkin. In addition, we assumed a loan in the amount of $3.8 million, made by an entity that was controlled by, and interests in which were held by, Anthony E. Malkin and Peter L. Malkin, to fund cash needs including the payment of leasing commissions and expenditures on tenant installations at First Stamford Place. We used our secured revolving and term credit facility to fully repay this loan shortly after the closing of our initial public offering.

Releases of Guarantees

Peter L. Malkin and Anthony E. Malkin were released from or otherwise indemnified for liabilities arising under certain guarantees and indemnities with respect to approximately $1.3 billion of mortgage loans (including currently undrawn amounts) on our properties, which were assumed by us upon closing of the formation transactions in respect of obligations arising after the closing. The guarantees and indemnities with respect to all of the indebtedness are, in most instances, limited to losses incurred by the applicable lender arising from acts such as fraud, misappropriation of funds, intentional breach, bankruptcy and certain environmental matters. In connection with our assumption of these mortgage loans, we had the guarantors and/or indemnitors released from these guarantees and indemnities and our operating partnership assumed any such guarantee and indemnity obligations as replacement guarantor and/or indemnitor, except with respect to one $250.0 million mortgage loan on First Stamford Place. Our operating partnership entered into an indemnification agreement with Peter L. Malkin and Anthony E. Malkin pursuant to which our operating partnership is obligated to indemnify Peter L. Malkin and Anthony E. Malkin for any amounts paid by them under the guarantees and/or indemnities with respect to this mortgage loan.

PROPOSAL 2:

NON-BINDING ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE

OFFICERS

We seek your advisory vote on our executive compensation (as described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and narrative disclosure) in accordance with the regulations under Section 14A of the Exchange Act. The following proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2013 executive compensation programs and policies and the compensation paid to our named executive officers during 2013. Your non-binding advisory vote will serve as an additional tool to guide our Board of Directors and our Compensation Committee in aligning our executive compensation programs with the interests of our company and our stockholders. In considering their vote, we encourage common stockholders to carefully review the information presented on our compensation policies and decisions regarding our executive officers, as disclosed in detail in this proxy statement under “Executive Compensation.”

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow our company, and are accountable for the performance of our company. We also seek to promote an ownership mentality amongst our named executive officers by issuing equity grants to them that not only align their interests with the interests of our stockholders, but also enhance the executives’ focus on our long-term performance. We believe this strong tie between compensation and performance leads to the success of our company and serves the best interests of our stockholders. Further, our Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. Our Compensation Committee believes that our present compensation program, as described in the Compensation Discussion and Analysis section and the accompanying tables and related narrative in this Proxy Statement, aligns the interests of our named executive officers with our stockholders, and incentivizes our executives to focus on the achievement of our long-term business objectives.

Approval of this non-binding advisory “Say on Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the Annual Stockholders Meeting at which a quorum is present.

The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer and it will not be binding on or overrule any decisions by our Board of Directors or our Compensation Committee. Nevertheless, our Board of Directors values input from our stockholders highly and our Compensation Committee will carefully consider the results of this vote when making future decisions about executive compensation. In addition, even if a majority of our stockholders approves this proposal, if there is a significant vote against the compensation of our named executive officers, our Compensation Committee will evaluate whether any actions are appropriate to address the concerns of our stockholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Our Board of Directors unanimously recommends that you vote “FOR” the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion, is hereby APPROVED, on a non-binding advisory basis.”

PROPOSAL 3:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote on a non-binding, advisory basis, how frequently we will submit “Say on Pay” proposals, similar to Proposal 2 to our stockholders in the future. Our stockholders have the following three alternatives to choose from: (1) every year (“1 year” on the proxy card), (2) every two years (“2 years” on the proxy card) or (3) every three years (“3 years” on the proxy card). In addition, our stockholders may choose to abstain from voting on this proposal.

Our Board of Directors believes that, of the three choices, submitting a non-binding, advisory “Say on Pay” resolution to stockholders every year is preferable, because an annual vote enables our stockholders to give us timely input on our compensation programs and practices.

The frequency approved will be the “1 year,” “2 year” or “3 year” frequency alternative on the proxy card that receives the affirmative vote of holders of a majority of the votes cast at the Stockholder Meeting at which a quorum is present. If no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by our stockholders. The vote on this proposal is advisory in nature and will not be binding on or overrule any decisions by our Board of Directors. Our Compensation Committee values the opinions expressed by our stockholders and will take into account the outcome of the vote to determine the frequency of future advisory votes on executive compensation.

Our Board of Directors unanimously recommends that you vote “FOR” the following non-binding advisory resolution:

“RESOLVED, that the stockholders of our company advise that a non-binding advisory resolution with respect to executive compensation should be presented every year as reflected by their votes in connection with this resolution.”

PROPOSAL 4:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014, subject to ratification of this appointment by our common stockholders. Action by stockholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but its appointment is submitted by our Board of Directors as a matter of good corporate governance in order to give our stockholders a voice in the designation of auditors. If the appointment is not ratified by our stockholders, our Board of Directors will reconsider its choice of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since May 2010 in connection with our initial public offering and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will be present at the Annual Stockholders Meeting.

Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2013 and 2012:

	2013	2012
Audit Fees (1)	$6,213,445	$4,449,390
Audit Related Fees	--	--
Tax Return Preparation and Compliance Fees (2)	1,063,900	2,250
Other Tax Fees (3)	307,100	824,417
All Other Fees (4)	4,911,000	2,658,000

Total	$12,495,445	$7,934,057

(1)	Audit fees billed in 2013 and 2012 consisted of the audit of our annual consolidated financial statements, acquisition audits, reviews of our quarterly consolidated financial statements, statutory and regulatory audits, consents and other services related to filings with the SEC.
(2)	Assistance regarding federal and state tax compliance, and return preparation.
(3)	Fees consist of tax planning, tax advice and related tax services.
(4)	All other fees principally include services rendered in connection with our initial public offering and formation transactions.

Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the pre-approval policy to the Chair of the Audit Committee. The Chair must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the stockholder meeting at which a quorum is present.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE REPORT

The following is a report by the Audit Committee of our Board of Directors of Empire State Realty Trust, Inc. regarding the responsibilities and functions of our Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC, under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this report by reference in any such document.

Our Audit Committee oversees our financial reporting process. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013 with management, including a discussion of the quality, not just the acceptability, of the critical accounting policies, other financial accounting and present principles and practices appropriate for us, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed and discussed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including unconsolidated sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Our Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. It also has determined that the Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, such expert being Mr. DeRosa, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Submitted by our Audit Committee

Thomas J. DeRosa (Chair)

Alice M. Connell

S. Michael Giliberto

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $15,000, plus out-of-pocket expenses.

List of Stockholders

A list of our stockholders entitled to vote at our Annual Stockholders Meeting will be available at our Annual Stockholders Meeting and for ten days prior to our Annual Stockholders Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Company Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York, 10165.

Multiple Copies of Our Annual Report to Stockholders

Our 2013 Annual Report to stockholders accompanies this Proxy Statement. In order to reduce printing and postage costs and in accordance with the SEC, we have undertaken an effort to deliver only one Annual Report, Proxy Statement or notice, as applicable, to multiple stockholders of record sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one set of our Annual Report, Proxy Statement or Notice of Availability, as applicable, we will deliver promptly a separate copy of our 2013 Annual Report on Form 10-K, our 2013 Annual Report to Stockholders, this Proxy Statement or Notice of Availability, as applicable, to any stockholder who sends a written request to the Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165. Requests may also be directed to the Corporate Secretary at (212) 953-0888. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Corporate Secretary at the address set forth above or by contacting the Corporate Secretary at (212) 953-0888. If your household is receiving multiple copies of our annual reports, proxy statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Corporate Secretary at the address set forth above. Even if your household has received only one set of our Annual Report and Proxy Statement, a separate Proxy Card has been provided for each stockholder account. Each Proxy Card should be signed, dated, and returned in the enclosed self-addressed envelope.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, stockholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.

Voting Results

Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K. which will be filed with the SEC within four business days of the Annual Stockholders Meeting.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2015 annual meeting of stockholders must be received by our Secretary no later than December 31, 2014 in order to be considered for inclusion in our proxy statement relating to the 2015 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be properly presented at the 2015 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices on or after December 1, 2014 and on or before December 31, 2014, unless the 2015 annual meeting of stockholders is scheduled to take place before May 2, 2015 or after July 11, 2015. Under our bylaws, stockholders must follow certain procedures to nominate a person for election as a trustee at an annual or special meeting, or to introduce an item of business at an annual meeting of stockholders. A stockholder must notify our Secretary in writing of the trustee nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual stockholders meeting; provided, however, that in the event that the date of the annual stockholders meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual stockholders meeting and not later than the close of business on the later of the 60th day prior to such annual stockholders meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to: Corporate Secretary, Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165.

Other Matters

Our Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Stockholders Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors,

Thomas N. Keltner, Jr.

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M75075-P47244

EMPIRE STATE REALTY TRUST, INC.

Annual Stockholders Meeting

June 11, 2014 at 9:00 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Thomas N. Keltner, Jr. and Salvatore Rappa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of EMPIRE STATE REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Stockholders Meeting to be held at 9:00 AM, EDT on June 11, 2014, at The Roosevelt Hotel, 45 East 45th Street, Second Floor, New York, New York 10017, and any adjournment or postponement thereof.

When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers described in Proposal 2, FOR the approval, on a non-binding, advisory basis, of an advisory vote on executive compensation every one year as described in Proposal 3, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 4. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Stockholders Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this Proxy and return it in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

EMPIRE STATE REALTY TRUST, INC. ONE GRAND CENTRAL PLACE 60 EAST 42ND STREET NEW YORK, NY 10165

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2014. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 10, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M75074-P47244	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMPIRE STATE REALTY TRUST, INC.
			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors			☐	☐	☐

01) Anthony E. Malkin 02) William H. Berkman 03) Alice M. Connell	05) Steven J. Gilbert 06) S. Michael Giliberto 07) Lawrence E. Golub
04) Thomas J. DeRosa
						The Board of Directors recommends you vote FOR Proposal 4.	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2.			For	Against	Abstain	4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.			☐	☐	☐
The Board of Directors recommends you vote for 1 Year on Proposal 3.		1 Year	2 Years	3 Years	Abstain

NOTE: The proxies are also authorized to vote in their discretion upon such other matters as may properly be brought before the Annual Stockholders Meeting or any adjournments or postponements thereof.

3. To approve, on a non-binding, advisory basis, whether the advisory vote on named executive compensation should occur every one, two or three years.		☐	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of Annual Stockholders Meeting, the proxy statement with respect thereof and our annual report to stockholders with respect to our 2013 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please check this box if you plan to attend the Meeting.			☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M75075-P47244

EMPIRE STATE REALTY TRUST, INC.

Annual Stockholders Meeting

June 11, 2014 at 9:00 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Thomas N. Keltner, Jr. and Salvatore Rappa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of EMPIRE STATE REALTY TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Stockholders Meeting to be held at 9:00 AM, EDT on June 11, 2014, at The Roosevelt Hotel, 45 East 45th Street, Second Floor, New York, New York 10017, and any adjournment or postponement thereof.

When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our Board of Directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers described in Proposal 2, FOR the approval, on a non-binding, advisory basis, of an advisory vote on executive compensation every one year as described in Proposal 3, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 4. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Stockholders Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this Proxy and return it in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

EMPIRE STATE REALTY TRUST, INC. ONE GRAND CENTRAL PLACE 60 EAST 42ND STREET NEW YORK, NY 10165

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2014. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 10, 2014.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M75076-P47244	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMPIRE STATE REALTY TRUST, INC.
			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors			☐	☐	☐

01) Anthony E. Malkin 02) William H. Berkman 03) Alice M. Connell	05) Steven J. Gilbert 06) S. Michael Giliberto 07) Lawrence E. Golub
04) Thomas J. DeRosa
						The Board of Directors recommends you vote FOR Proposal 4.	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposal 2.			For	Against	Abstain	4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.			☐	☐	☐
The Board of Directors recommends you vote for 1 Year on Proposal 3.		1 Year	2 Years	3 Years	Abstain

NOTE: The proxies are also authorized to vote in their discretion upon such other matters as may properly be brought before the Annual Stockholders Meeting or any adjournments or postponements thereof.

3. To approve, on a non-binding, advisory basis, whether the advisory vote on named executive compensation should occur every one, two or three years.		☐	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of Annual Stockholders Meeting, the proxy statement with respect thereof and our annual report to stockholders with respect to our 2013 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
By checking this box, you confirm that you hold at least 49 Empire State Realty OP, L.P. operating partnership units for each share of Class B common stock of Empire State Realty Trust, Inc. that you own and are voting pursuant to this proxy.			☐			Please check this box if you plan to attend the Meeting.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date